SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material under Rule 14a-12

China Direct Industries, Inc.
____________________________________________

(Name of Registrant as Specified In Its Charter)
N/A
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.
[  ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ___________________________________________________
(2)	Aggregate number of securities to which transaction applies: ___________________________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________

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[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid: ________________________________________
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4.	Date Filed: _________________________________________

March 4, 2011

Dear Shareholders:

You are cordially invited to attend the 2010 annual meeting of the shareholders of China Direct Industries, Inc. on Friday, April 22, 2011, at 1:00 p.m., (Shanghai, China Time), at the Jin Jiang Hotel, 59 Maoming Road (S), Shanghai, 200020 China. We are holding our annual meeting in conjunction with our participation in the “Access to U.S. Capital Market Forum” that will feature several Chinese companies who are seeking access to capital in the U.S. public market will showcase their businesses to fund managers and investors. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

We are pleased to be furnishing our proxy materials through a “notice and access” model. Instead of mailing printed copies to each shareholder, on or about March 11, 2011 we will mail a Notice of Internet Availability which contains instructions on how to access your proxy materials through the Internet, how each shareholder can receive a paper copy of the proxy materials, including our Proxy Statement, our 2010 Annual Report for the fiscal year ended September 30, 2010 on Form 10-K, Amendment No. 1 on Form 10-K/A and a form of proxy card, and how to access your proxy card to vote by mail, through the Internet or by phone. We believe this process will expedite your receipt of proxy materials, lower the cost of the annual meeting, and help to conserve natural resources.

We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please promptly vote as your vote is important. Instructions regarding the various methods of voting are contained on the proxy card, including voting by mail, through the Internet and by fax.  If you attend the annual meeting, you may revoke your proxy and vote your own shares.

Sincerely, China Direct Industries, Inc.
Yuejian (James) Wang, Ph.D. Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2011

To the shareholders of China Direct Industries, Inc.

You are cordially invited to attend the annual meeting of shareholders of China Direct Industries, Inc. to be held at the Jin Jiang Hotel, 59 Maoming Road (S), Shanghai, China 200020 on Friday, April 22, 2011 at 1:00 p.m., (Shanghai, China Time). At the annual meeting you will be asked to vote on the following matters:

1.	To elect a board of directors consisting of six members;
2.
To approve under the applicable provisions of Nasdaq Marketplace Rule 5635 the issuance of our common stock in connection with the July 13, 2010 Equity Transfer Agreement we entered into to acquire an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd. as this transaction is described in our proxy statement;

3.	To consider and conduct a non-binding advisory vote regarding the compensation of named executive officers;
4.	To consider and conduct a non-binding advisory vote upon the frequency of shareholder approval of compensation of named executive officers;
5.	To ratify the appointment of Sherb & Co., LLP as our independent registered public accounting firm; and
6.	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The board of directors recommends that you vote FOR Proposals 1, 2, 3, 4 and 5. These items of business are more fully described in the proxy statement that is attached to this Notice. The board of directors has fixed the close of business on February 28, 2011 as the Record Date for determining the shareholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

It is important that your shares are represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by mail or voting over the Internet or by telephone. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares over the Internet. To vote by Internet, follow the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2011.

The Notice of Annual Meeting, Proxy Statement, the proxy card and 2010 Annual Report for the fiscal year ended September 30, 2010 are available at http://www.edocumentview.com/cdii.

By Order of the Board of Directors

Lazarus Rothstein,
Secretary

Deerfield Beach, Florida
March 4, 2011

TABLE OF CONTENTS

Page
General	1
Questions and Answers	1
Who Can Help Answer Your Questions?	5
Corporate Governance	5
Board Committees	6
Director Compensation	8
Audit Committee Report	10
Executive Compensation	12
Principal Shareholders	16
Certain Relationships and Related Transactions	17
Certain Defined Terms	20
Proposal 1 - Election of Directors	21
Proposal 2 – Approval of issuance of our common stock in connection with our acquisition of an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd.	24
Proposal 3 - Non-binding advisory vote regarding the compensation of named executive officers	26
Proposal 4 - Non-binding advisory vote upon the frequency of shareholder approval of compensation of named executive officers	27
Proposal 5 - Ratification of the Appointment of Sherb & Co., LLP	28
Other Matters	28
Dissenter’s Rights	28
Proposals of Shareholders	28
2010 Form 10-K	28
Where You Can Find More Information	28
Appendix A – Equity Transfer Agreement, as amended

Shareholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies
____________________

PROXY STATEMENT
____________________

FOR

ANNUAL MEETING OF SHAREHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the board of directors of China Direct Industries, Inc. for use at our annual meeting of shareholders to be held on Friday, April 22, 2011 at 1:00 p.m., (Shanghai, China Time), and at any adjournments thereof.  The annual meeting will be held at the Jin Jiang Hotel, 59 Maoming Road (S), Shanghai, 200020 China.  Voting materials, including this proxy statement, the proxy card, our 2010 Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A for the fiscal year ended September 30, 2010, are being made available to all or our shareholders on or about March 11, 2011.

QUESTIONS AND ANSWERS

 Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, shareholders will consider and vote upon the following matters:

•	to elect a board of directors consisting of six members;
•
To approve under the applicable provisions of Nasdaq Marketplace Rule 5635 the issuance of our common stock in connection with the July 13, 2010 Equity Transfer Agreement we entered into to acquire an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd. (“Ruiming Magnesium”) as this transaction is described in our proxy statement;

•	To consider and conduct a non-binding advisory vote regarding the compensation of named executive officers;
•	To consider and conduct a non-binding advisory vote upon the frequency of shareholder approval of compensation of named executive officers every three years;
•	to ratify the appointment of Sherb & Co., LLP as our independent registered public accounting firm; and
•	such other matters as may properly come before the annual meeting or any adjournments thereof.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends a vote “FOR” each of the nominees to the board of directors, “FOR” – the issuance of our common stock in connection with our acquisition of an 80% interest in Ruiming Magnesium, “FOR” the compensation of named executive officers, “FOR” consideration by our shareholders of the compensation of named executive officers every three years, and “FOR” the proposal ratifying the appointment of Sherb & Co., LLP.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (SEC), rather than mailing a printed copy of our proxy materials to each shareholder of record, we will send each of our shareholders a Notice of Internet Availability of Proxy Materials "Notice", which indicates how our shareholders may:

•	access their proxy materials over the Internet;
•	make a one-time request to receive a printed set of proxy materials by mail; or
•	make a permanent election to receive all of their proxy materials in printed form by mail or electronically by e-mail.

The Notice will also include your control number and instructions for voting your proxy over the Internet.  If you no longer have your Notice and need to obtain your control number, you may contact us at 1-800-962-4284.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the annual meeting over the Internet; and
•	instruct us to send our future proxy materials to you electronically by e-mail instead of sending you printed copies by mail.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of shareholders on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it. Our 2010 Annual Report for the fiscal year ended September 30, 2010 on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A (our “2010 Form 10-K”), accompanies these proxy materials but is not considered part of the proxy soliciting materials.

How do I vote?

You can vote either in person at the annual meeting or by proxy, by mail or over the Internet whether or not you attend the annual meeting.  To obtain directions to attend the annual meeting, please call (954) 363-7333.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Co., Inc., you are considered the shareholder of record with respect to those shares and we are sending a Notice directly to you.  As the shareholder of record, you have the right to vote in person at the annual meeting.  If you choose to do so, you can bring the proxy card that is part of this proxy statement or vote at the annual meeting using the ballot provided at the meeting.  Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting in person.

Most of our shareholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name.  In that case, you are considered the beneficial owner of shares held in street name, and the Notice is being forwarded to you.  As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the stockbroker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  You will need to contact your stockbroker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the annual meeting in order to vote in person.

You can vote by proxy in three ways:

•	by mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;
•	by Internet – You can vote by Internet by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail; and
•	by telephone – You can vote by telephone by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail.

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate.

The Internet voting system for shareholders of record will close at 1:00 a.m., Eastern Time, on April 21, 2011.  Please refer to the proxy card for details on all methods of voting.

What happens if additional matters are presented at the annual meeting?

Other than the election of directors, the ratification of the appointment of our auditor, the approval of the issuance of shares of our common stock in connection with the acquisition of Ruiming Magnesium, and the non-binding say on pay matters, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the person named as proxy holder, Mr. Lazarus Rothstein, our Executive Vice President, General Counsel and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors on all matters and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote before the annual meeting.  If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to the ratification of the appointment of Sherb & Co., LLP as our independent registered public accounting firm which is considered a routine matter. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, including the issuance of our common stock in connection with our acquisition of an 80% interest in Ruiming Magnesium, the non-binding advisory vote regarding the compensation of named executive officers, and consideration by our shareholders of the compensation of named executive officers every three years, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On February 28, 2011, the Record Date for determining which shareholders are entitled to vote, there were 35,082,064 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our shareholders. One-third of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum.  Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by using the Internet.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person.  However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within our company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; and
•	to facilitate a successful proxy solicitation.

Any written comments that a shareholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting.  The final voting results will be tallied by our transfer agent and Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days from the date of the annual meeting.  We will also make the results available on our website, which is www.cdii.net. We will identify a link to the results on the Investor Relations page of our website.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our shareholders who may have more than one China Direct Industries stock account, we are delivering only one Notice to certain shareholders who share an address, unless otherwise requested.  If you share an address with another shareholder and have received only one Notice, you may write or call us to request to receive a separate Notice.  Similarly, if you share an address with another shareholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice.  For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

China Direct Industries, Inc.
Attention: Mr. Lazarus Rothstein,
Executive Vice President and General Counsel
431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
Telephone: (954) 363-7333

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies.  We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers, and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

How can I obtain a copy of China Direct Industries’ 2010 Annual Report on Form 10-K?

You may obtain a copy of our 2010 Form 10-K for the fiscal year ended September 30, 2010, by sending a written request to the address listed above under “How can I obtain a separate set of voting materials”.  We will furnish the 2010 Form 10-K without exhibits at no charge.  If you prefer a copy of the 2010 Form 10-K including exhibits, you will be charged a fee (which will be limited to our reasonable expenses in furnishing such exhibits).  Our 2010 Annual Report on Form 10-K is available in PDF format from the Investor Relations page of our website at www.cdii.net and our 2010 Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to approve the proposals?

In the election of directors, the six persons receiving the highest number of (or plurality) “FOR” votes at the annual meeting will be elected. There will be no cumulative voting in the election of directors.  The proposal to approve the issuance of our common stock in connection with our acquisition of an 80% interest in Ruiming Magnesium, the non-binding advisory vote regarding the proposal to approve the compensation of named executive officers, the non-binding proposal to approve the frequency of shareholder approval for the compensation of named executive officers, and ratify the appointment of Sherb & Co., LLP as our independent registered public accounting firm will be approved if the votes cast “FOR” each of the proposals exceed those cast against each of the respective proposals.  Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting.  Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.  Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting.

Why is the company seeking shareholder approval for the issuance of its common stock in connection with our acquisition of an 80% interest in Ruiming Magnesium?

Nasdaq Listing Rule 5635(a) requires shareholder approval of a transaction involving the issuance of securities in connection with the acquisition of stock or assets of another company if any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of our company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in our outstanding common shares or voting power of 5% or more (the “5% Share Limitation”). We are seeking approval under this rule because 622,172 shares we may be obligated to issue to Pine Capital Enterprises, Inc. (“Pine Capital”) pursuant to the terms of the Equity Transfer Agreement (the “Equity Transfer Agreement”) we entered into with Pine Capital and Taiyuan Yiwei Magnesium Industry Co., Ltd., a Chinese company (“Yiwei Magnesium”) to acquire an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd. exceeded 5% of our outstanding shares as of July 1, 2010.   Yuwei Huang, our executive vice president - magnesium and member of our board of directors, owns or controls Pine Capital and Yiwei Magnesium.  See Proposal No. 2 - Approval of the issuance of our common stock in connection with the Equity Transfer Agreement to acquire an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd.

How can I communicate with the non-employee directors on China Direct Industries’ board of directors?

The board of directors encourages shareholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our corporate secretary.  Shareholders can send communications by mail to:

Mr. Lazarus Rothstein,
Executive Vice President, General Counsel
and Corporate Secretary
China Direct Industries, Inc.
431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441

Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the board of directors or committees thereof or that our corporate secretary otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the board of directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing China Direct Industries at:

Mr. Lazarus Rothstein
Executive Vice President, General Counsel
and Corporate Secretary
China Direct Industries, Inc.
431 Fairway Drive
Deerfield Beach, Florida 33441
Telephone: (954) 363-7333
Telecopier: (954) 363-7320
generalcounsel@cdii.net

CORPORATE GOVERNANCE

Board of Directors

The board of directors oversees our business affairs and monitors the performance of management.  In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations.  The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in board of directors and committee meetings.  Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director.  Biographical information about our directors is provided in “Election of Directors – Proposal No. 1” on page 21.

Director Independence

We are required to have a majority of independent directors within the meaning of applicable NASDAQ Stock Market Rules.  The board of directors has determined four of the six directors and nominees who would serve after April 22, 2011 are independent, which excludes Dr. Yuejian (James) Wang, our Chief Executive Officer, and Mr. Yuwei Huang, our Executive Vice President - Magnesium.  The board of directors’ determinations of independence was made in accordance with applicable SEC and NASDAQ Stock Market Rules.

Board of Directors Meetings and Attendance

During fiscal 2010, the board of directors held five meetings and acted by unanimous written consent four times.  No incumbent director attended during their term, either in person or via telephone, fewer than 75% of the total meetings of the board of directors and at least 75% of the total meetings of the committees of the board of directors on which such director served.   It is our policy that directors should make every effort to attend the annual meeting of shareholders.  Drs. Wang and Shen and Messrs. Barnes, Steiner and Wasserman were present at our last annual shareholders meeting held on March 15, 2010.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial and accounting officer.  A copy of the Code of Business Conduct and Ethics is available on the Investor Relations page of our website at www.cdii.net.  We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

Complaints Regarding Accounting Matters

The audit committee has established procedures for:

•	the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and
•	the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Communications with Directors

The board of directors has approved procedures for shareholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Mr. Lazarus Rothstein, corporate secretary of China Direct Industries, Inc., at our primary address. Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the board of directors or committees thereof or that the corporate secretary otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by China Direct Industries that is addressed to the non-employee members of the board of directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (954) 363-7333.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2010 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2010, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officer, director or 10% or greater shareholder failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2010 with the exception of two Form 4 filings by David Barnes in connection with three sales and one Form 3 filing by Adam Wasserman in connection with his appointment as a director of our company and two Form 4’s in connection with one stock compensation award and one sale. Each of these reports were inadvertently filed late.

BOARD COMMITTEES

The board of directors has standing audit, compensation and nominating and governance committees.  Each of the audit committee, the compensation committee and the nominating and governance committee has a written charter.  The charters are available on our website at www.cdii.net.  Information concerning the current membership and function of each committee is as follows:

Board of Directors Committee Membership
Director	Audit Committee Member		Compensation Committee Member		Nominating and Governance Committee Member
Yuejian (James) Wang, Ph.D.
David Barnes	X	(1)	X		X
Sheldon Steiner	X		X	(1)	X	(1)
Yuwei Huang
Philip Y. Shen, Ph.D.	X		X		X
Adam Wasserman (2)	X
                                              ———————
(1)	Denotes Chairman.
(2)	Appointed as a director effective January 13, 2010.

Audit Committee. The audit committee is responsible to the board of directors for the areas of audit and compliance, and oversees our financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the registered public accounting firm and supervises our compliance with legal and regulatory requirements. The current members of the audit committee are Messrs. Barnes (Chairman), Steiner and Wasserman and Dr. Shen. The board of directors has determined that each of Messrs. Barnes, Steiner and Wasserman are “audit committee financial experts” as defined under SEC rules. The board of directors has affirmatively determined that none of the members of the audit committee have a material relationship with us that would interfere with the exercise of independent judgment and each of the members of the audit committee are “independent” as defined in the applicable SEC and NASDAQ Stock Market Rules. The audit committee held six meetings and took action by written consent one time during fiscal 2010.

Compensation Committee. The compensation committee is responsible for establishing and reviewing our compensation and employee benefit policies.  The members of the compensation committee are Messrs. Steiner (Chairman) and Barnes and Dr. Shen, each of whom are “independent” directors within the meaning of the applicable SEC and NASDAQ Stock Market Rules.

The compensation committee reviews and recommends to the board of directors for approval the compensation for our Chief Executive Officer and all of our other executive officers, including salaries, bonuses and grants of awards under, and administration of, our equity incentive plans.  The compensation committee, among other things, reviews and recommends to the board of directors employees to whom awards will be made under our equity incentive plans, determines the number of options or shares of restricted common stock to be awarded, and the time, manner of exercise and other terms of the awards. During fiscal 2010 the compensation committee took action by written consent one time.

Nominating and Governance Committee. The nominating and governance committee was formed: (1) to assist the board of directors by identifying individuals qualified to become board members, and to recommend for selection by the board of directors the director nominees to stand for election for the next annual meeting of our shareholders; (2) to recommend to the board of directors director nominees for each committee of the board of directors; (3) to oversee the evaluation of the board of directors and management, and (4) to develop and recommend to the board of directors a set of corporate governance guidelines and enhancements to the Code of Business Conduct and Ethics.

NASDAQ Stock Market Rules require director nominees to be either selected, or recommended for the board of directors’ selection, either by a majority of our independent directors or our nominating and governance committee.  The nominating and governance committee is responsible for selecting those individuals to recommend to the entire board of directors for election to the board.  The committee will consider candidates for directors proposed by security holders.  The nominating and governance committee has no formal procedures for submitting candidates and, until otherwise determined, accepts written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director.  If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission.  If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire board of directors to stand for election to the board.

The nominating and governance committee identifies director nominees through a combination of referrals, including by management, existing board members and security holders, and direct solicitations, where warranted.  Once a candidate has been identified the nominating and governance committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. Among the factors that the committee considers when evaluating proposed nominees are their knowledge and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion.  The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

The nominating and governance committee considers all qualified candidates for our board of directors identified by members of the committee, by other members of the board of directors, by senior management and by our shareholders. The nominating and governance committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance.  Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the nominating and governance committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.  In addition, prior to nominating an existing director for re-election to the board of directors, the nominating and governance committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board and independence.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders, members of the board of directors and members of senior management.  Based on its assessment of each candidate, the committee recommends candidates to the Board. However, there is no assurance that there will be any vacancy on the Board at the time of any submission or that the committee will recommend any candidate for the Board.

The nominating and governance committee received no security holder recommendations for nomination to the board of directors in connection with the annual meeting of shareholders. Drs. Wang and Shen and Messrs. Barnes, Steiner, Huang and Wasserman are incumbent directors standing for reelection.

During fiscal 2010 the nominating and governance committee met one time.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Chief Executive Officer also serves as the Chairman of our board of directors and we have not designated any of our independent directors as a “lead director.”  Our board of directors believes that by combining the role of Chairman with the Chief Executive Officer, the Board may gain valuable perspective that combines the operational experience of a member of management with the oversight focus of a member of the Board.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Audit Committee and other members of our board of directors meet regularly with management to discuss strategy and risks we face.  Our Chief Financial Officer attends many of the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  Our Chief Executive Officer and independent members of the Board work together to provide strong, independent oversight of our management and affairs through its standing committees and, when necessary, special meetings of independent directors.

DIRECTOR COMPENSATION

The board of directors' general policy on director compensation is that compensation for non-employee directors should consist of both cash and equity based compensation. The following table summarizes the compensation paid by us to our directors during fiscal 2010.

Director Compensation Table for fiscal 2010 (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Yuejian (James) Wang (3)	$-	$-	$-
Yuwei Huang (3)	$-	$-	$-
David Barnes	$29,000	$38,668	$67,668
Sheldon Steiner	$25,000	$38,668	$63,668
Philip Y. Shen	$25,000	$33,263	$58,263
Adam Wasserman (4)	$16,000	$19,395	$35,395

(1)
No members of the board of directors received compensation in the form of option awards, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings, or any other forms of Compensation in excess of the $10,000 in the aggregate in fiscal 2010.

(2)
All Stock Awards include the grant of restricted stock awards pursuant to our 2008 Non Executive Compensation Plan.  The amounts reflected for Stock Awards in the table above represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2010 for the fair value of securities granted in that period in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly FAS 123R) (“ASC Topic 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be realized upon their sale.

(3)
In accordance with our board of directors' general policy directors who are full time employees (currently Dr. Wang and Mr. Huang) are not paid for board service in addition to their regular employee compensation.

(4)	Mr. Wasserman was appointed to the board of directors on January 13, 2010.

On April 2, 2009, the board of directors approved the following annual compensation for non-employee directors (currently all directors other than Dr. Wang and Mr. Huang).  Each non-employee director will continue to be paid an annual retainer of $20,000 and $750 for each day they attend in person a board of directors or committee meeting.  The Chairman of the Audit Committee will also receive an annual retainer of $4,000.  The annual retainers will be paid in quarterly installments during the directors’ one year term in office.  Additionally, the board of directors granted each of Messrs. Barnes, Leibowitz, and Steiner and Dr. Shen 37,000 shares of our restricted common stock.  The restricted common stock will vest in equal quarters on May 30, 2009, August 31, 2009, November 30, 2009 and February 28, 2010 but only if the director is still a director of our company at the time of vesting.  The shares of restricted stock which have not vested hold voting rights and are eligible for the payment of dividends, if the board of directors were to declare dividends on our common stock.  The grant of restricted stock is made in addition to the directors’ annual cash retainers and meeting attendance fees.

The board of directors appointed Mr. Wasserman as a director commencing on January 13, 2010.  The board of directors approved the following compensation form Mr. Wasserman at the time of his appointment. Mr. Wasserman will be paid an annual retainer of $16,000 and $750 for each day he attends in person a board of directors meeting.  The annual retainer will be paid in quarterly installments during Mr. Wasserman’s term in office.  Additionally, Mr. Wasserman will be granted 16,000 shares of our restricted common stock.  The restricted common stock will vest in equal quarters on March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010 but only if Mr. Wasserman is still a director of our company at the time of vesting.  All compensation will be paid on a prorated basis over the period of time Mr. Wasserman serves on the board of directors. The shares of restricted stock which have not vested hold voting rights and are eligible for the payment of dividends, if the board of directors were to declare dividends on our common stock.

On February 17, 2010, based on the approval of our board of directors, options to purchase 12,500 shares of our common stock at an exercise price of $3.00 per share owned by each of Messrs. Barnes and Steiner, were converted into 6,250 shares of our common stock that were awarded to each of them.

On June 3, 2010 the board of directors approved the following annual compensation for non-employee directors (currently all directors other than Dr. Wang and Mr. Huang).

Name	Annual Retainer ($)	Restricted Stock Award (Shares)
David Barnes(1)	$34,000	31,000
Sheldon Steiner	$30,000	31,000
Philip Y. Shen	$30,000	31,000
Adam Wasserman	$24,000	24,000

(1) Audit committee chairman.

The annual retainer will cover all board meetings and includes attendance fees. The annual retainers will be paid in quarterly installments in advance for the period from May 28, 2010 through May 27, 2011.  The restricted common stock will vest equally over four quarters on August 28, 2010, November 28, 2010, February 28, 2011 and May 28, 2011 but only if the director is still a director of our company at the time of vesting.  The shares of restricted stock which have not vested hold voting rights and are eligible for the payment of dividends, if the board of directors were to declare dividends on our common stock.  The grant of restricted stock is made in addition to the directors’ annual cash retainers.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the board of directors

The audit committee provides assistance to the board of directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements.  The purpose of the audit committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the board of directors, the independent accountants, financial management, and the internal audit function.

Our independent registered public accounting firm reports directly to the audit committee and the audit committee is solely responsible to appoint or replace our independent registered public accounting firm, and to assure its independence and to provide oversight and supervision thereof.  The audit committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the audit committee.  The audit committee determines the extent of funding that we must provide to the audit committee to carry out its duties, and has determined that such amounts were sufficient in fiscal 2010.

With respect to the fiscal year ended September 30, 2010, in addition to its other work, the audit committee:

•
Pursuant to our Related Person Transaction Policy, held several meetings to review, consider and ultimately approved the company’s purchase of an 80% interest in Ruiming Magnesium from Pine Capital Enterprises, Inc. and Taiyuan Yiwei Magnesium Industry Co., Ltd., entities which are partly owned or controlled by Mr. Huang;

•
Met with and discussed with management their efforts to implement Ufida NC, an enterprise-wide financial software system which it plans to roll out beginning in the second quarter of fiscal 2011 to enhance the management and reporting capabilities and standardize the process and access to financial reports in a timely manner in the company’s magnesium segment in addition to their efforts to remediate the weaknesses in internal control over financial reporting;

•	Reviewed and discussed with management our audited consolidated financial statements as of September 30, 2010 and the year then ended;

•
Discussed with Sherb & Co., LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

•
Received from Sherb & Co., LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. In addition, the audit committee discussed with Sherb & Co., LLP its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The audit committee recommended, based on the review and discussion summarized above, that the board of directors include the audited consolidated financial statements in the 2010 Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC.

Audit Committee of the board of directors of China Direct Industries, Inc.

David Barnes, Chairman
Sheldon Steiner
Philip Y. Shen
September 30, 2010	Adam Wasserman

Information About Auditors

The audit committee of the board of directors has appointed Sherb & Co., LLP as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the fiscal year ended September 30, 2010 and to report on our consolidated balance sheets, statements of income and other related statements.  Sherb & Co., LLP has served as our independent registered public accounting firm since 2006.  The audit committee charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm.  Under the procedure, the audit committee of the board of directors approves the engagement letter with respect to audit, tax and review services.  Other fees are subject to pre-approval by the audit committee.  The audit and audit-related fees paid to the auditors with respect to the fiscal year ended September 30, 2010 were pre-approved by the audit committee of the board of directors.

Fees and Services

The following table shows the fees that were billed for the audit and other services provided by Sherb & Co., LLP for the fiscal years ended September 30, 2010 and September 30, 2009.

	2010	2009
Audit Fees	$240,000	$205,000
Audit-Related Fees	90,000	9,824
Tax Fees	-	-
All Other Fees	16,534	22,000
Total	$346,534	$236,824

Audit Fees – This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years and services that are normally provided by our independent registered public accounting firm in connection with statutory audits and SEC regulatory filings or engagements.

Audit-Related Fees – This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”.

Tax Fees – This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.  The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees – This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedure for Audit and Permitted Non-Audit Services

The audit committee has developed policies and procedures regarding the approval of all non-audit services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws, and the corresponding fees for such services. In situations where the full audit committee is unavailable to pre-approve any permitted non-audit services to be rendered by our independent registered public accounting firm: (i) our chief financial officer and general counsel will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC or NASDAQ, (ii) following such confirmation by the chief financial officer and the general counsel, the chairperson of the audit committee will determine whether we should engage our independent registered public accounting firm for such permitted non-audit services and, if so, negotiate the terms of the engagement with our independent registered public accounting firm, and (iii) the chairperson of the audit committee will report to the full audit committee at its next regularly scheduled meeting about any engagements of our independent registered public accounting firm for permitted non-audit services that have been approved by the chairperson. Alternatively, after confirmation by the chief financial officer and the general counsel, the full committee may pre-approve engagements of our independent registered public accounting firm at audit committee meetings.

Consistent with these policies and procedures, all audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in the fiscal year ended September 30, 2010 and the fiscal year ended December 31, 2009 were pre-approved by the chairperson of the audit committee and ratified by the audit committee or approved by the full audit committee.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2010, each of Messrs. Steiner and Barnes and Dr. Shen were the members of the compensation committee; Mr. Steiner served as the Chairman of the committee.

Each of Messrs. Steiner and Barnes and Dr. Shen:

•	was not, during the fiscal year ended September 30, 2010, an officer or employee of our company,
•	was not formerly an officer or employee of our company, or
•	did not have any relationship requiring disclosure by us under Certain Relationships and Related Transactions appearing later in this proxy statement.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table summarizes all compensation recorded by us in fiscal 2010 and fiscal 2009:

•	our principal executive officer or other individual serving in a similar capacity during fiscal 2010;
•	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at September 30, 2010 whose compensation exceed $100,000; and
•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at September 30, 2010.

For definitional purposes these individuals are sometimes referred to as the “named executive officers”.  The value attributable to any stock or option awards is computed in accordance with ASC Topic 718 (formerly FAS 123R).  None of our named executive officers received compensation in the form of Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings, or any other forms of Compensation in excess of the $10,000 in the aggregate in fiscal 2010 and 2009.  The amounts reflected in columns (d) and (e) represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2010 and 2009 for the fair value of securities granted in each respective year in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be realized upon exercise.

Name and principal position (a)	Year (b)(1)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Total ($) (j)
Yuejian (James) Wang, Ph.D. (2)	2010	487,500	-	193,461	-	680,961
	2009	337,500		24,600	-	362,100

Yuwei Huang (3)	2010	289,000	-	-	-	289,000
	2009	120,000	480,000	-	-	600,000

Lazarus Rothstein (4)	2010	180,000	-	50,851	-	230,851
	2009	135,000	-	52,461	-	187,461

Footnotes to Summary Compensation Table.
———————
(1)
Effective August 13, 2009, we changed our fiscal year end from December 31 to September 30.  As a result of this change, “fiscal 2009” refers to the nine-month transition period from January 1, 2009 through September 30, 2009. “fiscal 2010” refers to the twelve month period from October 1, 2009 through September 30, 2010.

(2)
Dr. Wang has served as our Chief Executive Officer, President and Chairman since January 2009. From August 2006 through December 2008 Dr. Wang served as Chief Executive Officer. The amounts in column (e) represent the fair value of 213,700 shares of stock granted on February 26, 2010 and 31,450 shares granted on April 27, 2010 pursuant to the 2008 Executive Stock Incentive Plan.

(3)
Mr. Huang has served as Executive Vice President – Magnesium since February 2009 and as Chief Executive Officer of our subsidiary Chang Magnesium since June 2006.  In fiscal 2010 and fiscal 2009 Mr. Huang’s base salary from Excel Rise was $240,000 per year which is accrued at the rate of $20,000 per month and from IMTC is $7,000 per month. In addition, in fiscal 2009 Mr. Huang was awarded a bonus from Excel Rise in the amount of $480,000. The amount of salary paid to Huang in fiscal 2010 and fiscal 2009 was $19,121 and $55,838, respectively.  The balance of Mr. Huang’s base salary and bonus have been accrued.

(4)
Mr. Rothstein has served as Executive Vice President, General Counsel and Secretary since February 2009 and as Vice President, General Counsel and Secretary since April 2008. For fiscal 2010 the amounts reflected in column (e) represent the fair value of 16,985 shares of restricted stock awarded on April 27, 2010 pursuant to the 2008 Executive Stock Incentive Plan which vested on May 17, 2010 and 10,000 shares of common stock awarded on May 18, 2010 and for fiscal 2009 the amounts reflected in column (e) represent the fair value of 13,903 shares of restricted stock that are part of a grant of 5,700 on June 1, 2008 and 14,300 shares on January 12, 2009 pursuant to the 2008 Non Executive Stock Incentive Plan which vest 5,000 shares on June 1, 2009, September 1, 2009, January 1, 2010 and April 1, 2010.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding at September 30, 2010:

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised options (#) (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)(1)	Market Value of Shares or Units of Stock that have not Vested ($) (h)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Yuejian (James) Wang	500,000			7.50	1/1/2013	53,425	$85,480	(3)
	500,000			10.00	1/1/2014

Yuwei Huang	-	-	-	-	-	-	-		-	-

Lazarus Rothstein	-	-	-	-	-	-	-		-	-

(1)	This column reflects the number of shares of our restricted common stock awarded to the respective named executive officer that had not yet vested as of September 30, 2010.
(2)	Determined based on the closing market price of our common stock on September 30, 2010, the last trading day in fiscal year ended September 30, 2010, of $1.21 per share.
(3)	Number of shares reflects 53,425 shares of restricted common stock which vest on October 1, 2010.

Executive Employment Agreements and Narrative Regarding Executive Compensation

Yuejian (James) Wang

On August 6, 2008 our board approved, based on the recommendation of the compensation committee, an employment agreement with Dr. Wang effective as of August 1, 2008.  Dr. Wang’s August 1, 2008 employment agreement expires on December 31, 2013 and provides for, among other things, payment of a base salary which increases annually at fixed amounts, eligibility to receive an annual incentive bonus, a discretionary bonus if approved by our board based on a recommendation of the compensation committee, participation in certain health and welfare benefit plans, an automobile allowance and an allowance for use of an email enabled mobile phone.

Dr. Wang’s August 1, 2008 employment agreement provides that he will serve as our chief executive officer and a member of our board through December 31, 2013 at a base salary of $166,667 from August 1, 2008 through December 31, 2009 and an annual base salary of $450,000 in 2009, $500,000 in 2010, $550,000 in 2011, $600,000 in 2012 and $650,000 in 2013.

Under the August 1, 2008 employment agreement, if Dr. Wang’s employment is terminated as a result of his death, disability, by us without cause or he resigns within 90 days following a change of control or for “good reason”, Dr. Wang will be entitled to receive (in addition to salary and certain other benefits earned prior to termination) a single lump sum payment in an amount equal to two times the sum of his then-current annual base salary and the highest annual discretionary bonus and the highest incentive bonus that he was entitled to receive within the three (3) years preceding the date of termination. In addition, Dr. Wang will become fully vested in all outstanding stock incentive awards, will be entitled to certain health and welfare benefits for a period of two years following such termination and payment of additional amounts in the event additional taxes are imposed on the under Section 280G of the Internal Revenue Code.

Under the August 1, 2008 employment agreement, “cause” means: (i) a final non-appealable adjudication of Dr. Wang of a felony, which would have a material or adverse effect on our business; or (ii) the determination of the board (other than the affected employee) that Dr. Wang has engaged in intentional misconduct or the gross neglect of his duties, which has a continuing material adverse effect on our business.

On January 23, 2009, Dr. Wang entered into an amendment to his August 1, 2008 employment agreement waiving the annual base salary provided for in the employment agreement from October 1, 2008 through December 31, 2008 and the incentive compensation including bonus, if any, due in 2008. All other terms and conditions of the employment agreement remain in full force and effect. On March 31, 2009, based on the approval of our Compensation Committee, Dr. Wang was awarded a bonus of 20,000 shares of our common stock valued at $25,200 or $1.26 per share.

On February 17, 2010, based on the approval of our Compensation Committee, options to purchase 400,000 shares of our common stock at an exercise price of $5.00 per share and 27,400 shares at an exercise price of $2.50 per share owned by Dr. Wang were converted into a total of 213,700 shares of our restricted common stock which vested 53,245 shares on January 25, 2010, April 1, 2010, July 1, 2010 and October 1, 2010, respectively. The total additional stock-based compensation expense as a result of the conversion was $143,144. On April 27, 2010, based on the approval of our Compensation Committee, Dr. Wang was awarded a bonus of 31,450 shares of our restricted common stock valued at $50,320 or $1.60 per share which vested on May 17, 2010.On December 31, 2010, Dr. Wang was awarded a bonus of 26,882 shares of our restricted common stock valued at $40,592, or $1.51 per share which vested on February 17, 2011. All shares of our restricted common stock awarded were subject to the terms and conditions of our restricted stock award agreement as approved by our compensation committee.

Other Executive Officers

The compensation of our other executive officers and Chief Financial Officer is determined by our Chief Executive Officer and board who considered a number of factors in determining their compensation including the scope of their duties and responsibilities to our company and the time devoted to our business. Our Chief Executive Officer or board did not consult with any experts or other third parties in fixing the amount of compensation for the following individuals.

Effective December 23, 2009, Andrew Wang, was appointed as our Executive Vice President and Chief Financial Officer.  We agreed to pay Mr. Wang an annual base salary of $160,000 payable in cash plus an aggregate of $60,000 payable in quarterly payments of $15,000 in cash or our common stock at our option, on March 21, 2010, June 21, 2010, September 21, 2010 and December 21, 2010 during the term of his employment. If we elect to make the quarterly payments in stock, the number of shares to be issued on the date of each award will be computed by dividing $15,000 by the closing price of our common stock on the date we grant the stock. During fiscal 2010 Mr. Wang was paid $37,500 in cash and awarded 6,198 shares of our common stock as part of his quarterly payments in addition to his base salary of $124,302. In addition, Mr. Wang is entitled to participate in our health, dental and life insurance plan.

On April 27, 2010, based on the approval of our Compensation Committee, Mr. Wang was awarded a bonus of 5,035 shares of our restricted common stock valued at $8,056 which vested on May 17, 2010. The shares of our restricted common stock were subject to the terms and conditions of our restricted stock award agreement as approved by our compensation committee.

Pursuant to the terms of a severance agreement between us and Mr. Wang, if he terminates his employment with us for "good reason" or if he is terminated without "cause," as defined in the severance agreement he will be entitled to receive (in addition to salary and certain other benefits earned prior to termination) a single lump sum payment in an amount equal to four (4) months of his then-current annual base salary for the year in which such termination occurs.

Lazarus Rothstein has served as our Executive Vice President, General Counsel and Secretary since February 2009 and as Vice President, General Counsel and Secretary since April 2008. Effective January 1, 2009, Mr. Rothstein’s annual base salary was $180,000 per year, is entitled to certain discretionary bonuses in fiscal 2009 and fiscal 2010 and to participate in our health, dental and life insurance plan and receives a cellular telephone allowance. On January 12, 2009, Mr. Rothstein was awarded 14,300 shares of our restricted common stock valued at $22,737 or $1.59 which vested in equal quarters on June 1, 2009, September 1, 2009, January 1, 2010 and April 1, 2010. On April 2, 2009, Mr. Rothstein was awarded 10,000 shares of our common stock as a discretionary bonus and on April 27, 2010, was awarded a bonus of 16,985 shares of our restricted common stock which vested on May 17, 2010 and 10,000 shares were awarded on May 18, 2010. These awards were valued at an aggregate of 43,176.  On December 31, 2010, Mr. Rothstein was awarded a bonus of 14,516 shares of our restricted common stock which vested on February 17, 2011. The shares of our restricted common stock were subject to the terms and conditions of our restricted stock award agreement as approved by our compensation committee.

Effective as of January 1, 2011, Mr. Rothstein’s annual base salary was $220,000 per year and included an award of 20,000 shares of our restricted common stock valued at $33,400 or $1.67 per share which vest 5,000 shares on December 15, 2011, February 15, 2012, May 15, 2012 and August 15, 2012, respectively.  In addition, Mr. Rothstein is entitled to certain discretionary bonuses in fiscal 2011, to participate in our health, dental and life insurance plan and receives a cellular telephone allowance.

 Pursuant to the terms of a severance agreement between us and Mr. Rothstein, if he terminates his employment with us for "good reason" or if he is terminated without "cause," as defined in the severance agreement he will be entitled to receive (in addition to salary and certain other benefits earned prior to termination) a single lump sum payment in an amount equal to six (6) months of his then-current annual base salary for the year in which such termination occurs.

Yuwei Huang, who has served as our Executive Vice President – Magnesium since February 2009, is not a party to an employment agreement with our company. His compensation is determined by our Chief Executive Officer who considered a number of factors in determining Mr. Huang's compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. We did not consult with any experts or other third parties in fixing the amount of Mr. Huang's compensation. In fiscal 2010 and fiscal 2009 Mr. Huang’s base salary from Excel Rise was $240,000 per year which is accrued at the rate of $20,000 per month and from IMTC is $7,000 per month. In addition, in fiscal 2009 Mr. Huang was awarded a bonus from Excel Rise in the amount of $480,000. The amount of salary paid to Huang in fiscal 2010 and fiscal 2009 was $19,121 and $55,838, respectively.  The balance of Mr. Huang’s base salary and bonus have been accrued.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of September 30, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Plan category(1)
Plans approved by our shareholders:
2006 Equity Plan	56,000	$3.57	9,944,000
2008 Executive Stock Incentive Plan	-	-	722,830
2008 Non-Executive Stock Incentive Plan	-	-	1,497,977
Plans not approved by shareholders:
2006 Stock Plan	106,000	$5.00	83,605

(1)
For a description of each of the Plans listed in this table, see “Note 13 – Capital Stock – Stock Incentive Plans” to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the SEC.

PRINCIPAL SHAREHOLDERS

At February 28, 2011 we had 35,082,064  shares of common stock issued and outstanding. The following table sets forth information known to us as of February 28, 2011 relating to the beneficial ownership of shares of our common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each director and nominee;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(2)
Yuejian (James) Wang (3)	5,272,032	14.6%
Yuwei Huang(4)	1,019,231	2.9%
Andrew X. Wang (5)	12,198	*
Lazarus Rothstein(6)	36,501	*
David Barnes (7)	15,500	*
Sheldon Steiner (8)	59,250	*
Philip Shen (9)	73,555	*
Adam Wasserman (10)	26,667	*
All directors and executive officers as a group (8 persons)	6,514,934	18.1%
          ———————
         *represents less than 1%

(1)	Except as otherwise noted below, the address of each of the persons shown in the above table is c/o China Direct Industries, Inc., 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441.
(2)
Includes, where applicable, shares of common stock issuable upon the exercise of options to acquire common stock held by such person that may be exercised within 60 days after January 26, 2011. Also includes unvested shares of restricted stock as to which such person has voting power but no dispositive power. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially owned by them.

(3)
The number of shares beneficially owned by Dr. Wang includes: 272,032 shares of common stock presently outstanding, 4,000,000 shares of common stock held by Dragon Fund Management LLC ("Dragon Fund"), an entity in which Dr. Wang owns 1% of the membership interests and holds 50% of the voting control; options to purchase 500,000 shares of common stock at an exercise price of $7.50 expiring on January 1, 2013; options to purchase 500,000 shares of common stock at an exercise price of $10.00 expiring on January 1, 2014. Dr. Wang disclaims beneficial ownership of our common stock owned by Dragon Fund except to the extent of his pecuniary interest in Dragon Fund.

(4)
The number of shares beneficially owned by Mr. Huang includes 250,000 shares of common stock presently outstanding and owned directly by Mr. Huang, 769,231 shares of common stock presently outstanding and owned by Pine Capital Enterprises, Inc., a company which is owned or controlled by Mr. Huang and excludes up to an additional 1,244,344 shares of our common stock Pine Capital Enterprises, Inc. may receive pursuant to an Equity Transfer Agreement CDI China, Inc. entered into with Pine Capital Enterprises, Inc. and Taiyuan Yiwei Magnesium Industry Co., Ltd. in connection with our July 2010 purchase of an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd.

(5)	The number of shares beneficially owned by Mr. Wang does not include any shares that may be issued to Mr. Wang as compensation for services pursuant to his compensation arrangement with us.
(6)
The number of shares beneficially owned by Mr. Rothstein includes 16,501 shares of our common stock presently outstanding and 20,000 shares of our restricted common stock which vests 5,000 shares on December 15, 2011, February 15, 2012, May 15, 2012 and August 15, 2012, respectively.

(7)	The number of shares beneficially owned by Mr. Barnes includes: 15,500 shares of our restricted common stock which vests 7,750 shares on February 28, 2011 and 7,750 shares on May 28, 2011.
(8)
The number of shares beneficially owned by Mr. Steiner includes: 43,750 shares of our common stock presently outstanding and 15,500 shares of our restricted common stock which vests 7,750 shares on February 28, 2011 and 7,750 shares on May 28, 2011.

(9)
The number of shares beneficially owned by Dr. Shen includes: 58,055shares of our common stock presently outstanding and 15,500 shares of our restricted common stock which vests 7,750 shares on February 28, 2011 and 7,750 shares on May 28, 2011.

(10)
The number of shares beneficially owned by Mr. Wasserman includes: 14,667 shares of our common stock presently outstanding and 12,000 shares of our restricted common stock which vests 6,000 shares on February 28, 2011 and 6,000 shares on May 28, 2011.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time we engage in transactions with related parties.  The following is a summary of the related party transactions reflected in Note 10 to our unaudited financial statements the three month period ended December 31, 2010 and Note 12 our consolidated financial statements for the fiscal year ended September 30, 2010.

We have specified the following persons and entities as related parties with ending balances as of December 31, 2010 and September 30, 2010:

List of Related Parties

We have specified the following persons and entities as related parties with ending balances as of December 31, 2010 and September 30, 2010:

•
Yuwei Huang, is executive vice president of our Magnesium segment, a member of the board of directors, chief executive officer and chairman of Chang Magnesium, chairman of Baotou Changxin Magnesium, chairman of YiWei Magnesium, and chief executive officer and vice chairman of Golden Magnesium;

•	Taiyuan YiWei Magnesium Industry Co., Ltd., a company organized under the laws of the PRC (“YiWei Magnesium”), is a minority interest owner in Chang Magnesium;
•	Lifei Huang, is the daughter of Yuwei Huang;
•	Lifei Huang, is a registered representative of Pine Capital Enterprises Inc., a company organized under the laws of the Cayman Islands (“Pine Capital”);
•	Lifei Huang, is a registered representative of Wheaton Group Corp., a company organized under the laws of Brunei Darussalam (“Wheaton”);
•	LuCheng Haixu Magnesium Co., Ltd., a company organized under the laws of the PRC (“Haixu Magnesium”), is legally represented by an officer of Chang Magnesium;
•	Lingshi Xinghai Magnesium Co., Ltd., a company organized under the laws of the PRC (“Xinghai Magnesium”), is legally represented by an officer of Chang Magnesium;
•	NanTong Langyuan Chemical Co., Ltd., a company organized under the laws of the PRC (“NanTong Chemical”), is owned by Jingdong Chen and Qian Zhu, the minority interest owners of Lang Chemical;
•	Jingdong Chen, is vice president of our Basic Materials segment and chief executive officer of Lang Chemical;
•	Qian Zhu, is chief financial officer of Lang Chemical. Jingdong Chen and Qian Zhu are husband and wife;
•	Chen Chi is vice president of our Basic Materials Segment and minority interest owner of CDI Beijing;
•	Zhongmen International Investments Co., Ltd., a company organized under the laws of the PRC (“Zhongmen International”), is legally represented by an officer of CDI Beijing.

As of December 31, 2010, Accounts, loans, and other receivables and prepaid expenses- related parties were $7,600,813 and which consists of Accounts receivable – related party of $1,532,206, Prepaid expenses – related parties of $3,250,023, Loans receivable – related parties of $1,438,253, and Due from related parties of $1,380,330 as set forth below:

Accounts Receivable – related parties

At December 31, 2010 we reported accounts receivable – related parties of $1,532,206 comprised of the following:

	$744,320 due Baotou Changxin Magnesium from YiWei Magnesium for inventory provided;
	$4,696 due Chang Magnesium from Wheaton for inventory provided; and,
	$783,190 due Golden Magnesium from YiWei Magnesium for inventory provided.

At September 30, 2010 we reported accounts receivable – related parties of $2,119,582 comprised of the following:

	$834,758 due Baotou Changxin Magnesium from YiWei Magnesium for inventory provided;
	$4,635 due Chang Magnesium from Wheaton for inventory provided; and,
	$1,280,189 due Golden Magnesium from YiWei Magnesium for inventory provided.

Prepaid Expenses – related parties

At December 31, 2010 we reported prepaid expenses – related parties of $3,250,023 comprised of the following:

	$75,631 prepaid by Chang Magnesium to Haixu Magnesium to for future delivery of inventory;
	$2,545,244 prepaid by Chang Magnesium to YiWei Magnesium to for future delivery of inventory;
$109,148 prepaid by IMTC to YiWei Magnesium for future delivery of inventory; and
$520,000 prepaid by IMTC to Wheaton for future delivery of inventory.

At September 30, 2010 we reported prepaid expenses – related parties of $3,982,163 comprised of the following:

	$204,536 prepaid by Baotou Changxi Magnesium to YiWei Magnesium for future delivery of inventory;
	$74,656 prepaid by Chang Magnesium to Haixu Magnesium to for future delivery of inventory;
	$120,838 prepaid by Chang Magnesium to Xinghai Magnesium to for future delivery of inventory;
	$3,217,076 prepaid by Chang Magnesium to YiWei Magnesium to for future delivery of inventory,
$4,544 prepaid by Golden Magnesium to Senrun Coal for future delivery of coke gas for fuel;
$120 prepaid by Golden Magnesium to YiWei Magnesium for future delivery of inventory; and
$360,393 prepaid by IMTC to YiWei Magnesium for future delivery of inventory.

Restricted Cash, current

 As of December 31, 2010 our restricted cash, current totaled $620,145. At September 30, 2010 we reported Restricted cash, current of $5,091,023 which was principally comprised of the cash proceeds of the $4,478,882 loan from Beijing Mingshang Investment Guarantee Co., Ltd. (the “Beijing Mingshang Loan”) personally guaranteed by Mr. Chen. Mr. Chen used the restricted cash as collateral for his personal purposes.  As of December 31, 2010, Mr. Chen paid off the Beijing Mingshang loan and closed the restricted cash account in which the net cash proceeds from the loan originally resided.

Loans Receivable – related parties

At December 31, 2010 we reported loan receivables – related parties of $1,438,253 comprised of the following:

	$1,403,467 due Lang Chemical from NanTong Chemical for funds advanced for working capital purposes; and
	$34,786 due Chen Chi from CDI Beijing for funds advanced for working capital purposes.

At September 30, 2010 we reported loan receivables – related parties of $1,528,911 comprised of the following:

	$1,324,309 due Lang Chemical from NanTong Chemical for funds advanced for working capital purposes;
	$74,648 due Chen Chi from CDI Beijing for funds advanced for working capital purposes;
	$119,437 due Baotou Changxi Magnesium from Haixu Magnesium for funds advanced for working capital purposes; and
	$10,517 due Ruiming Magnesium from YiWei Magnesium for funds advanced for working capital purposes.

Due from related parties

At December 31, 2010 we reported due from related parties of $1,380,330 comprised of the following:

$204,180 due Baotou Changxi Magnesium from YiWei Magnesium for working capital purposes;
	$120,996 due Baotou Changxi Magnesium from Xinghai Magnesium for working capital purposes;
	$851,508 due Chang Magnesium from YiWei Magnesium for working capital purposes;
	$126,088 due Chang Magnesium from Xinghai Magnesium for working capital purposes;
	$121 due Golden Magnesium from Yiwei Magnesium for working capital purposes;
	$19,662 due Ruiming Magnesium from Haixu Magnesium for working capital purposes; and
	$57,775 due CDI Beijing from Zhongmen International for working capital purposes.

At September 30, 2010 we reported due from related parties of $49,566 comprised of the following:

	$49,566 due CDI Beijing from Zhongmen International for working capital purposes.

As of December 31, 2010, Accounts and other payables – related parties were $8,471,558 which consists of Accounts payable – related parties of $2,861,350, Loans payable – related parties of $623,128, and Due to related parties of $4,987,080 as set forth below:

Accounts Payable – related parties

At December 31, 2010 we reported accounts payable – related party of $2,861,350 comprised of the following:

	$15,333 due from Baotou Changxi Magnesium to Haixu Magnesium for purchases of goods;
	$2,844,721 due from IMTC to Pine Capital for purchases of goods;
	$958 due from Golden Magnesium to YiWei Magnesium for purchases of goods; and
$338 due from Golden Magnesium to Xinghai Magnesium for purchases of goods.

At September 30, 2010 we reported accounts payable – related party of $40,558 comprised of the following:

	$12,200 due from Chang Magnesium to Pine Capital for purchases of goods;
	$15,135 due from Baotou Changxi Magnesium to Haixu Magnesium for purchases of goods;
$11,396 due from Golden Magnesium to YiWei Magnesium for purchases of goods;
	$1,493 due from Golden Magnesium to Haixu Magnesium for purchases of goods; and
$334 due from Golden Magnesium to Xinghai Magnesium for purchases of goods.

Loan Payable – related parties

At September December 31, 2010 we reported loan payable – related parties of $623,128 comprised of the following:

	$623,128 due to Zhu Qian for funds advanced for working capital of Lang Chemical.

At September 30, 2010 we reported loan payable – related parties of $60,990 comprised of the following:

	$60,990 due to Pine Capital for funds advanced for working capital of Golden Magnesium.

Due to related parties

At December 31, 2010 we reported due to related parties balance of $4,987,080 comprised of the following:


$3,872,157 due to YiWei Magnesium for the balance of the purchase price for Ruiming Magnesium;
$122,569 due to Pine Capital for working capital of Golden Magnesium;
$130,070 due to Xinghai Magnesium for working capital of Ruiming Magnesium; and
$862,284 due YiWei Magnesium for working capital of Ruiming Magnesium.

At September 30, 2010 we reported due to related parties balance of $3,872,157 comprised of the following:

	$3,872,157 due to YiWei Magnesium for the balance of the purchase price for Ruiming Magnesium .

Acquisition of Ruiming Magnesium

On July 13, 2010, we entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Pine Capital and Yiwei Magnesium to acquire an 80% interest in Ruiming Magnesium effective as of July 1, 2010, in a cash-and-stock transaction for RMB 44,880,000 or about $6,451,677.  Additional information on this transaction is provided in greater detail later in this proxy statement under Proposal No. 2.

Related Person Transaction Policy

In December 2009, our board of directors adopted a written Related Person Transaction Policy that requires the board of directors or audit committee to approve or ratify transactions between our company or one or more of our subsidiaries and any related person involving an amount in excess of $120,000. Under the Related Person Transaction Policy, the board of directors or audit committee will review the relevant facts of the proposed transaction and the interest of the related person in the transaction, and either approve or reject the proposed transaction. If a related person transaction that has not been previously approved or previously ratified is discovered, that transaction will be presented to the board of directors or audit committee for ratification. No director can participate in the deliberation or approval of any related person transaction in which such director is the related person.

For purposes of the Related Person Transaction Policy, a "related person" means (i) any director or executive officer of ours, (ii) any nominee for director, (iii) any 5% beneficial owner of our common stock, (iv) any immediate family member of a director, nominee for director, executive officer or 5% beneficial owner of our common stock, and (v) any firm, corporation, or other entity in which any of these persons is employed or is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest. The Related Person Transaction Policy will provide that the following types of transactions are deemed to be pre-approved under the policy: (1) transactions that are available to related persons on the same terms as such transactions are available to all employees generally; (2) compensation or indemnification arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the board of directors or the compensation committee; (3) transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction; (4) transactions in which the related person's interest derives solely from his or her ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis, (5) director compensation arrangements, if such arrangements have been approved by the board of directors or the nominating and corporate governance committee; and (6) any other transaction which is not required to be disclosed as a "related person transaction" under applicable securities regulations. The Related Person Transaction Policy defines the term "immediate family member" to mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, nominee for director, executive officer, or 5% beneficial owner of our common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer, or 5% beneficial owner.

During the first quarter of fiscal 2011 and fiscal 2010, the audit committee has reviewed and approved the aforedescribed related party transactions.

CERTAIN DEFINED TERMS

From time to time in this proxy statement we used certain defined terms to refer to our subsidiaries and other entities, all of which have the same meaning as in our 2010 Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the board of directors

The board of directors proposes the election of the following six individuals to serve on its board of directors for a term of one year. These nominees include current board members who are all standing for reelection, Drs. Wang and Shen and Messrs. Barnes, Steiner, Wasserman and Huang.

The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individual named as proxy on the enclosed proxy card will vote the shares that he represents for the election of such other persons as the board of directors may recommend.

The board of directors adheres to corporate governance principles designed to assure the continued vitality of the board of directors and excellence in the execution of its duties. The board of directors is responsible for supervision of the overall affairs of the company. Following the annual meeting, the board of directors will consist of six directors. All directors are U.S. citizens except for Mr. Huang who is citizen of the Peoples Republic of China. The term of each director continues until the next annual meeting or until their successors are elected.  The names of the nominees for our board of directors and information about them are set forth below.
Name	Age	Position with the Company
Yuejian (James) Wang, Ph.D	49	Chief Executive Officer, President and Chairman of Board
Yuwei Huang	55	Executive Vice President – Magnesium and Director
David M. Barnes	69	Director
Sheldon Steiner	78	Director
Philip Y. Shen, Ph.D.	67	Director
Adam Wasserman	47	Director

Business Experience of Directors

Dr. Wang has served as our CEO and Chairman of the board since August 2006. Dr. Wang, a co-founder of China Direct Investments, has served as its CEO and Chairman of its board since its inception in January 2005. Dr. Wang has also been a member of the board of CIIC Investment Banking Services (Shanghai) Company Limited from June 2004 to 2007. From 2001 to 2004, he was President and Chairman of the board of Jiangbo Pharmaceuticals, Inc. (formerly Genesis Pharmaceuticals Enterprises, Inc.) (NASDAQ: JGBO). From 2000 until 2001, Dr. Wang was President, Chief Operating Officer and director of China Net & Technologies, Inc., a technology firm. From 2000 until 2001, Dr. Wang was Vice President, Chief Operating Officer and director of Ten Sleep Corporation, a California-based integrated Internet company that acquired and licensed technology, identified, acquired and developed development-stage technology and service entities and focused on the internet infrastructure market-PC, application-ready devices. From January 2000 until November 2000, Dr. Wang was President of Master Financial Group, Inc., a St. Paul, Minnesota-based company which was a wholly-owned subsidiary of Ten Sleep Corporation that provided consulting services for small private and public entities in the area of corporate finance, investor relations and business management. Between 1997 and 2000, Dr. Wang was a research scientist and Assistant Professor, Lab Director at the University of Minnesota, School of Medicine. Dr. Wang received a Bachelor of Science degree from the University of Science and Technology of China in He Fei, China in 1985, a Master of Science Degree from the Shanghai Second Medical University, Shanghai, China in 1988, and his Ph.D. degree from the University of Arizona in 1994.

As the founder and Chief Executive Officer of our company, Dr. Wang brings our board his considerable experience in corporate finance in the U.S. capital markets and identifying and acquiring China based companies poised for growth.   He also brings the experience of managing a company with operations in the U.S. and China.

Mr. Huang has served as our Executive Vice President – Magnesium since February 2009 and as Chief Executive Officer of our subsidiary, Chang Magnesium, since June 2006. Mr. Huang also serves as General Manager of Taiyuan YiWei Magnesium Industry Co., Ltd. (“YiWei Magnesium”) since founding the company in 1999 and serves in various positions with its affiliated entities including Vice Chairman of Shanxi Golden Trust YiWei Magnesium Industry Co., Ltd. since 2002, Vice Chairman of Taiyuan Qingcheng YiWei Magnesium Industry Co., Ltd. since 2001, Vice Chairman and General Manager of Taiyuan Minwei Magnesium Industry Co., Ltd. since 2000, General Manager of Taiyuan YiWei Magnesium Factory since 1998 and Chairman of Shangxi NiChiMen YiWei Magnesium Co., Ltd. since 1994. YiWei Magnesium, a minority owner of Chang Magnesium, owns interests in seven magnesium factories, a magnesium alloy factory and a magnesium powder desulphurization reagent factory, all located in China.

With his vast experience in developing and operating a variety of businesses engage in the production of magnesium and related products in China,  Mr. Huang provides our board with technical and operational expertise as well as the benefit of his significant knowledge of all aspects of the production and sale of magnesium and various related products.

Mr. Barnes is a certified public accountant and has been a member of our board since April 2007. Mr. Barnes is the chairman of our audit committee and serves on our compensation committee, nominating committee and corporate governance committee. Mr. Barnes brings over 44 years experience working with both public and private companies. Since December 2008, Mr. Barnes has been the President and since February 2009 has been the Chief Executive Officer and Chairman of the Board of Directors of MDwerks, Inc. (MDWK:OTCBB). Mr. Barnes had served as the audit committee chairman and a member of the compensation committee of the board of MDwerks, Inc. from November 2005 until December 2008. MDwerks, Inc. marketed digital pens and associated software and customer service through July 2010 and is now currently seeking new product lines. From April 1996 through July 2006, Mr. Barnes served as Executive Vice President, Chief Financial Officer and a director of Solar Thin Films, Inc. (OTCBB:SLTZ) (formerly American United Global, Inc., (OTCBB:AUGB). From 2002 to February 2009, Mr. Barnes was a consultant to management of numerous companies.  In this role, from May 2006 to November 2007, Mr. Barnes was Chief Financial Officer and a director of Cyber Defense Systems, Inc. (OTCBB:CYDF), a designer and builder of manned and unmanned surveillance airships. From March 2006 to June 2008, Mr. Barnes was the Chief Financial Officer of Neah Power Systems, Inc. (OTCBB:NPWS), a developer of porous silicon based fuel cells. In addition, Mr. Barnes was a director of Echometrics, Inc. (formerly Searchhelp, Inc.) from April 2005 to February 2009 (OTCBB:EHMI), Thinkpath, Inc. from May 2005 to February 2009 (OTCBB:THPHF) and Medical Solutions Management, Inc. from December 2007 to December 2008 (OTCBB: MSMT). Thinkpath, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy code in March 2008. Mr. Barnes began his career as an auditor for the accounting firm of Laventhol & Horwath and is a graduate of C.W. Post College.

With his prior experience in accounting and as the chief financial officer and other executive positions with both private and public companies, Mr. Barnes brings our board significant financial, accounting and business expertise.

            Mr. Steiner has been a member of our board since April 2007. Mr. Steiner is Chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee.  Mr. Steiner has over 52 years of both public and private accounting experience. From October 2008 to February 2010, Mr. Steiner served as a member of the board of directors of MDwerks, Inc. (MDWK:OTCBB).  From 2003 to 2005 Mr. Steiner served as a managing director for American Express Tax and Business Services, Inc. From 2003 to 2007 Mr. Steiner was a principal of Millward & Co. CPAs. From 2006 to 2007 Mr. Steiner was a managing director of RSM McGladrey.  Mr. Steiner currently serves as a Senior Vice President at Valley Bank in south Florida and is a member of the Fort Lauderdale Chamber of Commerce Trustees and the Broward Economic Development Council.  He is a graduate of the City College of New York.

With his prior accounting and management experience with both private and public companies, Mr. Steiner brings our board significant financial, accounting and business expertise.

Dr. Shen possesses three decades of high level experience in international sales and marketing, manufacturing, mergers/acquisitions, cross border investment, combined with his cultural background and fluency in Chinese dialects.  For more than the past 20 years, Dr. Shen has held numerous positions with Leggett and Platt, Inc., a Fortune 500 Company that manufactures a broad variety of engineered components and products for customers worldwide.  Prior to his retirement at Leggett and Platt, Inc., Dr. Shen held the position of president of its Asia Pacific operations where he was responsible for business development, sales and marketing, sourcing and manufacturing, mergers and acquisitions, licensing and cross-cultural negotiations in the company’s Asia Pacific region.  Since his retirement in 2008, Dr. Shen has been engaged in international consulting representing clients in the area of cross-border investment and marketing.  In addition, since 2004, Dr. Shen has published a monthly publication, China Insights, which reports on a variety of topics important to business development and bi-directional trade.  Dr. Shen earned a Ph.D. degree in biochemistry from Western Michigan University in 1971.

With his vast experience in international business and cross-border investments with companies operating worldwide, particularly in Asia, Dr. Shen provides our board with significant business and executive level management expertise.

Mr. Wasserman is a certified public accountant and has served as a member of our board since January 2010.  Since November 1999, Mr. Wasserman has been the chief executive officer of CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), a Weston, Florida based provider of accounting services specializing in Securities and Exchange Commission financial reporting, budgeting and planning, mergers and acquisitions, audit preparation services, accounting, automated systems, banking relations and internal controls. Through CFO Oncall, Mr. Wasserman has served as the chief financial officer of Transax International Limited since May 2005, Gold Horse International, Inc. since July 2007 and Oriental Dragon Corp. since July 2010. Mr. Wasserman has also served as the chief financial officer of a number of private and public companies at various times from 1999 through 2009 through CFO Oncall. From June 1991 to November 1999 Mr. Wasserman was a Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior accounting staff members, work paper review, auditing, maintaining client relations, preparation of tax returns and financial statements. From September 1986 to May 1991, Mr. Wasserman was employed by Deloitte & Touche, LLP where his assignments included public and private company audits and Securities and Exchange Commission reporting, tax preparation and planning, management consulting, systems design, staff instruction and recruiting. Mr. Wasserman is a member of the American Institute of Certified Public Accountants, a director, treasurer and executive board member of the Gold Coast Venture Capital Association and is a director and audit committee member of the publicly held company Bohai Pharmaceuticals Group, Inc. since July 2010. Mr. Wasserman holds a Bachelor of Science Degree from the State University of New York at Albany.

With his prior accounting experience with both private and public companies and in particular, his experience working with companies with significant operations in China, Mr. Wasserman brings our board significant financial and accounting expertise.

There are no family relationship between any of the executive officers and directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK IN CONNECTION WITH

THE EQUITY TRANSFER AGREEMENT TO ACQUIRE AN 80% INTEREST IN

TAIYUAN RUIMING YIWEI MAGNESIUM INDUSTRY CO., LTD.

Nasdaq Listing Rule 5635(a) requires shareholder approval of a transaction involving the issuance of securities in connection with the acquisition of stock or assets of another company if any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of our company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in our outstanding common shares or voting power of 5% or more (the “5% Share Limitation”).

On July 13, 2010, our wholly owned subsidiary, CDI China, Inc., entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Pine Capital Enterprises, Inc. (“Pine Capital”) and Taiyuan Yiwei Magnesium Industry Co., Ltd., a Chinese company (“Yiwei Magnesium”) to acquire an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd. effective as of July 1, 2010, in a cash-and-stock transaction for RMB 44,880,000 or about $6,451,677.  The remaining 20% interest in Ruiming Magnesium is owned by Pine Capital.  Yuwei Huang, our executive vice president – magnesium and member of our board of directors, owns or controls Pine Capital and Yiwei Magnesium.

Ruiming Magnesium owns and operates a magnesium facility capable of producing 10,000 metric tons of magnesium powder and 4,000 metric tons of pure magnesium ingot per year located on approximately 414,308 square feet of land located in Shagou Village, Yangqu County of Taiyuan City Shanxi Province, China.

The following is a summary of the terms of the Equity Transfer Agreement, as well as a summary of certain provisions of this agreement that would require us to exceed the 5% Share Limitation. Until we receive shareholder approval for in this Proposal No. 2, we are not permitted to issue the 2011 Bonus Shares as defined below to Pine Capital and Yiwei Magnesium that would exceed the 5% Share Limitation.

Description of the Equity Transfer Agreement

Pursuant to the Equity Transfer Agreement, we agreed to pay acquire an 80% interest in Ruiming Magnesium for a total of approximately $6,451,677 subject to certain post closing conditions and adjustments comprised of (i) $2,428,864 in cash, (ii) 769,231 shares of our common stock valued at $846,154, (iii) an assignment of a portion of our interest in Excel Rise in the amount of $2,367,038, and (iv) contingent consideration of approximately $809,621 in the form of cash or our common stock.  The contingent consideration is earned upon Ruiming Magnesium achieving revenues of RMB 61.2 million (approximately $9.2 million) for the fiscal year ending September 30, 2011 with an EBITDA (earnings before interest, taxes, depreciation and amortization) target of no less than RMB 1,200 (approximately $177) per metric ton of production.  In addition to the contingent consideration, Pine Capital and Yiwei Magnesium collectively are entitled to receive a cash payment of approximately $809,621 or 622,172 shares of our common stock in the event Ruiming Magnesium achieves revenues of more than RMB 100 million (approximately $14.7 million) during its fiscal year ending September 30, 2011 with EBITDA of no less than RMB 1,200 (approximately $177) per metric ton of production during that fiscal year (the “2011 Bonus Shares”).  The payment of the 2011 Bonus Shares is subject to shareholder approval.

Since the conditions in Section 5.4 of the Equity Transfer Agreement had not occurred as of December 31, 2010 and September 30, 2010, the following portions of the purchase price were accrued as follows: the 769,231 shares to be issued were classified as Additional paid in capital - shares subscribed in our consolidated statement of equity and the payment of $695,497 in cash, the assignment of a portion of our interest in Excel Rise in the amount of $2,367,038 and the contingent consideration of approximately $809,621 payable in the form of cash or our common stock were classified as Accounts and other payables-related parties on our balance sheet.

Our acquisition of an 80% interest in Ruiming Magnesium did not constitute the acquisition of a significant amount of assets as defined in Item 2.01 of SEC Form 8-K in that the total amount of assets acquired were less than 10% of our total consolidated assets nor did Ruiming Magnesium constitute a significant business under the criteria set forth in Regulation S-X as of July 1, 2010, the effective date of our acquisition of this interest. See “Note 3 – Acquisition of Ruiming Magnesium” appearing on pages F-14 thru F-17 to our consolidated financial statements included in our 2010 Form 10-K.

We closed on the purchase of the 80% interest in Ruiming Magnesium on July 13, 2010 and paid $1,738,070.00 in cash at closing.  On January 18, 2011 we paid an additional $716,985.60 in cash and issued 769,231 shares of our common stock as a result of the completion of the conditions of Section 5.4 of the Equity Transfer Agreement.

Risk Factors Related to Proposal No. 2

Stockholders will experience dilution as a result of our issuance of our common stock pursuant to the Equity Transfer Agreement.

We have currently reserved 622,172 shares of our common stock for issuance of the 2011 Bonus Shares if Ruiming Magnesium achieves its earnings targets for the fiscal year ending September 30, 2011. The 2011 Bonus Shares represent approximately 1.3% of our outstanding shares (including all shares of common stock outstanding, outstanding stock options, shares issuable under our common stock warrants and shares of restricted common stock (“fully diluted”) as of February 28, 2011.

As a result of the foregoing, our existing shareholders would incur dilution to their voting interests and will own a smaller percentage of our outstanding common stock.

If Proposal No. 2 is not approved, we will be required to pay in cash the amount of $809,621 in lieu of issuance of the 2011 Bonus Shares.

We will be obligated to pay $809,621 to Pine Capital and Yiwei Magnesium in the event Ruiming Magnesium meets the financial conditions of the 2011 Bonus Shares in fiscal 2011, and will have the option of making this payment in shares or cash. However, if this Proposal No. 2 is not approved, we would be obligated to make this payment in cash. This could have a material adverse effect on our financial flexibility, our liquidity and our ability to fund our operations and expected growth. In addition, if we did not have sufficient cash to pay this amount, this non-payment would create an event of default with respect to the Equity Purchase Agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF THE 2011 BONUS SHARES.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their shareholder meetings on or after January 21, 2011, to hold a separate non-binding, advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal).

Executive Compensation

Recently enacted federal legislation (Section 14A of the Securities Exchange Act of 1934) requires that we include in this proxy statement a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”) and a non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years.

We encourage shareholders to review the information set forth above under “Executive Compensation” appearing earlier in this proxy statement.  As set forth therein:

•	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation.

•
We have structured the compensation package of our CEO to foster a performance-oriented environment by tying a significant portion of his compensation to the achievement of performance targets that are important to us and our shareholders.

•
This is not a mechanical process, and our board of directors has used its judgment and experience and works with our compensation committee to determine the appropriate mix of compensation for each individual.

Because the vote is advisory, it will not be binding upon the board of directors or the compensation committee and neither the board of directors nor the compensation committee will be required to take any action as a result of the outcome of the vote on this proposal. The compensation committee will carefully consider the outcome of the vote when considering future executive compensation arrangements

THE BOARD OF DIRECTORS STRONGLY ENDORSES OUR EXECUTIVE COMPENSATION PROGRAM AND UNANIMOUSLY RECOMMENDS THAT THE OUR SHAREHOLDERS VOTE IN FAVOR OF THE FOLLOWING RESOLUTION:

RESOLVED, that the shareholders approve the compensation of our named executive officers as described in this Proxy Statement under “Executive Compensation”, including the tabular and narrative disclosure.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

Background of the Proposal

The Dodd-Frank Act also requires all public companies, beginning with their shareholder meetings on or after January 21, 2011, to permit a separate non-binding, advisory shareholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter. Companies must give shareholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years or every three years (commonly known as the “Frequency Vote on Say on Pay”). Shareholders may also abstain from making a choice, pursuant to proposed rules recently issued by the SEC. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their shareholders no less often than every six years thereafter the Frequency Vote on Say on Pay.

Frequency Vote on Say on Pay

As discussed above, the board of directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. The board of directors believes that giving our shareholders the right to cast an advisory vote every three years on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every three years.

Although the board of directors recommends that the Say on Pay proposal be voted on every three years, our shareholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) one year, (ii) two years, (iii) three years or (iv) abstain. Shareholders are not voting to approve or disapprove of the board of directors’ recommendation of an annual vote on the Say on Pay Proposal.

       “RESOLVED, that a non-binding advisory vote of the Company’s shareholders to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, shall be held at an annual meeting of shareholders beginning with the 2011 Annual Meeting of Shareholders, (A) every year; (B) every two years, or (C) every three years.”

The enclosed proxy card gives you four choices for voting on this item.  You can choose whether the say-on-pay vote should be conducted every year, every two years or every three years.  You may also abstain from voting on this item. You are not voting to approve or disapprove the board of directors’ recommendation on this item.

The option of one year, two years or three years that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. However, because this vote is advisory and will not be binding on the board of directors or the compensation committee, the board of directors may decide that it is in the best interests of our shareholders and our company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALTERNATIVE (C); VOTING TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF SHERB & CO., LLP

The audit committee has appointed Sherb & Co, LLP as our independent registered public accounting firm to audit the consolidated financial statements of China Direct Industries, Inc. and its subsidiaries for the fiscal year ending September 30, 2010. Representatives of Sherb & Co., LLP will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. Although shareholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of Sherb & Co., LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision.  If not ratified, the audit committee will reconsider the selection, although the audit committee will not be required to select a different independent auditor for our company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF SHERB & CO, LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF CHINA DIRECT INDUSTRIES

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting.  If, however, other matters properly come before the annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER’S RIGHTS

Under Florida law there are no dissenter’s rights available to our shareholders in connection with either the election of our board of directors, the ratification of the appointment of our registered public accounting firm or the approval of the amendment and restatement of our Bylaws.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be included in our proxy statement for our annual meeting of shareholders to be held in 2012 must be received by our corporate secretary on or before October 1, 2011.  The submission of a shareholder proposal does not guarantee that it will be included in our proxy for our annual meeting of shareholders we plan to have in 2011.  All other shareholder proposals, including nominations of directors, must be received by us not less than 60 days nor more than 90 days prior to such meeting which is tentatively scheduled for March 23, 2012.

2010 FORM 10-K

As required, we have filed our 2010 Form 10-K with the SEC. Shareholders may obtain, free of charge, a copy of this 2010 Form 10-K by writing to us at China Direct Industries, Inc. 431 Fairway Drive, Deerfield Beach, Florida 33441, Attention: Corporate Secretary, or from the Investor Relations page of our website at www.cdii.net and our 2010 Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, China Direct Industries, Inc., 431 Fairway Drive, Deerfield Beach, Florida (954) 363-7333.  Please note that additional information can be obtained from our website at www.cdii.net.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

Deerfield Beach, Florida	Lazarus Rothstein,
March 4, 2011	Secretary

Appendix A – Equity Transfer Agreement, as amended

Taiyuan Ruiming YiWei Magnesium Industry Co., Ltd.
Equity Transfer Contract

Entered by

CDI China, Inc.
(Party A)

And

Taiyuan Yiwei Magnesium Industry Co., Ltd.
Pine Capital Enterprises Inc.
(Party B)

And

Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd.,
(Target Company)

July 13, 2010

Equity Transfer Contract

This contract (the “Contract”) was entered by and between the following parties at Taiyuan China, on July 13, 2010: CDI China, Inc. a limited liability company established and existing under the laws of U.S. with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441 (hereinafter referred to as “Party A” or “Assignee”); and Pine Capital Enterprises Inc., a limited liability company formed and existing under the laws of Cayman Islands, with its registered address at 51, 5th Fl, Britannia House, Jalan Cator BS8811, BSB Brunei Darassalam; Taiyuan Yiwei Magnesium Industry Co., Ltd., a limited liability company formed and existing under the laws of China with its registered address at 910, 9th Floor, MeGa Mall Business Center, 10 YiFen Street, Taiyuan City, ShanXi Province, China; Pine Capital Enterprises Inc, short for “Pine Captital” , Taiyuan Yiwei Magnesium Industry Co. short for “Yiwei Magnesium” (hereinafter referred to as “Party B” or “Assignor”). Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd., a limited liability company established and existing under the laws of China with its registered address at Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China (hereinafter referred to as the “Target Company” or “Ruiming”).

Preface

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to enter into this Contract in accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, Company Law of the People's Republic of China, Contract Law of the People’s Republic of China and other applicable laws and provisions of this Contract.

Now the Parties hereby agree as follows:

1.           Definitions and Interpretation
Unless the terms or context of this Contract otherwise provide, this Contract shall be interpreted in accordance with, and each of the terms used herein shall have the meaning ascribed to it in Exhibit I.

2.            Parties in the Contract

2.1           Profiles of Parties in the Contract

Parties in the Contract are as follows:

(a)           Party A: CDI China, Inc., a corporation formed and existing under the laws of Florida in the U.S. with registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441.
Authorized Representative of Party A:
Name:  Yuejian Wang
Title： CEO
Nationality: U.S. Citizen

 (b)           Party B: Pine Capital Enterprises Inc., a limited liability company formed and existing under the laws of the Cayman Islands, and Taiyuan Yiwei Magnesium Industry, a limited liability company formed and existing under the laws of China with its registered address at Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China（Authorized Representative of Party B:

Pine Capital Enterprises Inc.
Name:  Lifei (Maggie) Huang
Title：Legal Representative
Nationality: China
Taiyuan Yiwei Magnesium Industry Co., Ltd.
Name: Yiwei Huang
Title: Legal Representative
 Nationality: China

(c)            Target Company: Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd., a limited liability company formed and existing under the laws of the China with registered address at Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China.
Authorized Representative of the target company: Lifei (Maggie) Huang
Title：Legal Representative
Nationality: China

2.2            Replacement of Authorized Representatives of Parties

Each Party has the right to replace its own legal person or authorized representative. If the replacement occurs, the Party shall notice the other two Parties the name, title, and nationality of its new legal person or authorized representative in a timely manner.

3.            Transaction Target

3.1             Target company of the Transaction

Assignee hereby agrees that target company of the transaction was formed under the Laws of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, and other applicable laws and provisions of this Contract. Each Party acknowledges that the final controller of the Target company is Mr. Yuwei Huang and Ms. Lifei Huang of this Contract.

3.2            Target Company Name

The name of the target company is Taiyuan Ruiming Yiwei Magnesium Industry Co, Ltd.

3.3           Registered Address of the target company

The registered address of the target company is North Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China.

3.4           Registration Information of the target company

The registered capital of the target company is RMB 11,812,000. The business license number is 000439. Pine Capital Enterprises Inc. holds 60% of target company shares and Taiyuan Yiwei Magnesium Industry Co., Ltd. Holds 40% of target company shares. Except the above information, the target company doesn’t have any other options, warranties, and other Contract, plan, and commitment regarding shares.  Target company does not have any contractual obligations regarding shares repurchase, shares re-subscription and other debt, loan and interment etc. target company does not have any subsidiaries and branches.

The above owners are the only share holders in the target company, and the shareholders legally hold the shares which have been issued, granted and paid.

The following is the list of the current owners of 100% of the ownership interests in the target company:

Name	Ownership Interest
Pine Capital Enterprises Inc.	60.0%
Taiyuan Yiwei Magnesium Industry Co., Ltd.	40.0%

Except as set forth above, there are no options, subscriptions or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the target company relating to ownership of an equity interest in the target company to issue or sell any ownership interest or options, warrants, convertible securities, subscriptions or other equity interests in the target company.  There are no outstanding contractual obligations of the target company to repurchase, redeem or otherwise acquire any ownership interest in the target company or make any other distribution in respect thereof or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise).  The target company does not have any subsidiaries.

The Ownership Interests listed in the table above is duly authorized, validly issued, fully paid and nonassessable and each such interest owned by the person or entity listed above is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the target company or such other Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever.

3.5            Limited Liability Company

The target company is formed as a limited liability company. Any Party is liable only up to its contributed portion of its registered capital in the target company. The target company shall assume all liabilities to its creditors against its assets.

3.6            Applicable Chinese Laws

The target company is a separate legal entity under Chinese laws. The target company is under both the jurisdiction and protection of applicable Chinese laws. The conduct of the target company shall abide by applicable Chinese laws.

3.7           The Party A will acquire a 40 percent interest in the target company from Pine Capital and a 40 percent interest from Yiwei Magnesium (collectively referred to as the “Acquired Interest”).

4.           Transaction Price and Payment

4.1           The consideration for transferring the Acquired Interest held by Party B is RMB 44,880,000 (the “Purchase Price”) payable as set forth in Section 4.2 below. Party A agrees to purchase the Acquired Interest at the Price. Upon closing of the transaction, Party A will own and hold an eighty (80) percent equity ownership in the target company.

4.2           Payment

Party A and B agree that the Purchase Price will be paid as follows amounts paid in RMB will be based on the exchange rate on closing date:

1.           Party A shall wire RMB 4,724,720 to Yiwei Magnesium’s designated bank account, and Yiwei Magnesium entrusts Pine Capital to collect the balance of RMB 17,715,280 on the terms hereinafter provided for. Pine Capital agrees to collect the RMB 17,715,280 payment for the benefit of Yiwei Magnesium paid by Party A.

2.            Party A shall pay RMB 22,440,000 and the total of RMB 17,715,280 which Yiwei Magnesium entrusted Pine Capital to collect as follows:

1)           Within three business days of the signing of this Contract, Party A shall wire RMB11,775,280 to Pine Capital’s designated bank account.

2)           Party A shall wire RMB 5,500,000 to Pine Capital’s designated bank account or deliver 622,172 shares CDII’s common stock if, as of the end of Fiscal 2011, the Target company’s revenues are no less than RMB 61,200,000 and its EBITDA per metric ton of goods produced is no less than RMB 1,200 per ton.  If these earnings targets are achieved, Party A shall pay this amount before December 31, 2011.

3)           Party A shall pay RMB 6,800,000 to Pine Capital or the party designated by Pine Capital by delivering 769,231shares of CDII’s common stock (the “CDII Stock”).

4)          Party A shall transfer to Pine Capital a portion of Party A’s interest in Excel Rise Technology Co., Ltd. with a value of RMB 16,080,000 based on its book value as of June 30, 2010 (the “Excel Rise Rights”).

 Note: In addition to the Purchase Price, if in Fiscal 2011 the Target company’s revenues are more than RMB100 million and EBITDA per metric ton of goods produced is no less than RMB 1,200 per ton, Party A shall wire RMB 5,500,000 to Pine Capital’s designated bank account or deliver 622,172 shares CDII’s common stock if, as of the end of Fiscal 2011, to Pine Capital or the party designated by Pine Capital as performance bonus.

5.           Transaction Process and Delivery

5.1           Initial Payment

All Parties agree that, within 15 business days after the Contract is signed by all of the Parties, Party A shall pay the amount of USD equivalent to RMB 11,775,280 to Party B or its designee at the exchange rate on closing date.

5.2           Title Transfer

When Party B receives the initial payment, Party B shall complete the title transfer of the Acquired Interest within 30 days and formally provide the relevant certificate of equity ownership to Party A. The certificate of equity ownership and title transfer process referred to herein includes but is not limited to the Stock Rights Record certificate, registration of Equity Ownership Change for Foreign-invested Joint Venture, transfer of the Land Use Right and Party B’s other obligations under this Contract (the “Post Closing Title Transfers”). In addition, Party B shall cooperate with Party A in Party A’s efforts to complete a valid transfer of the Acquired Interest.

5.3           Delivery at Sight

5.3.1 Party A’s purchase of the Acquired Interest is based on the net equity as set forth in the Financial Statements, as hereinafter defined. The assets shall be transferred in accordance with the audited results on the assets and the condition of operations of the target company that are determined by the auditing firm Sherb & Co., LLP; both Party A and B shall send staff to verify the relevant assets and equipment of the target company, and compile reconciliation schedules. The authorized representatives of both parties shall duly sign to confirm the completion of transfer in assets and equipments, and record the book accordingly.  Party B represents and warrants that

Since the May 25, 2010 date of the Financial Statements, there has not been:

(a)           any sale, lease or other disposition of any of the Target company’s assets, other than in the ordinary course of business;

(b)           any damage, destruction, loss or other change (whether or not insured) materially and adversely affecting the Target company’s assets;

(c)           any loans or advances or charges, which in any way create a lien on the Target company’s assets that are not included in the Financial Statements; or

(d)           any write offs of any debt, contingency or other reserve against the Target company’s accounts receivables included in the Financial Statements; or

5.3.2 Party A hereby assumes all risks and benefits of the Acquired Interest as of July 1, 2010 through the closing date. During the period from the receiving date to the closing of the transaction, Party A and B shall jointly manage the target company.

5.3.3 Delivery of Engineering Project Information: Besides Certificate of the Use of State-owned Land, Land Use Planning Permit, Construction Engineering Planning Permit, the assignor shall deliver the original copy of all the documents and technological information of the target company to the assignee, including but not limited to:

1)           The documents related to the founding of engineering projects and any changes;
2)           Contracts for engineering design and blue prints;
3)           Construction contracts;
4)           Contracts to purchase and install equipment and materials; documents related to equipment such as certificate of fitness, installation and user manual, after-sales service contracts, maintenance contracts, technology criteria description, manufacturers’ information, specifications and models, purchase date, operational status, repair and maintenance records, compatibilities of equipment with procedures, etc;
5)           Project Supervision Contract;

5.3.4 Accounting Information Delivery:

1)           Accounting information shall be transferred in accordance with the audited results on the assets and the condition of operations of the target company as of December 31, 2009 as determined by the auditing firm Sherb & Co., LLP and the date of the Financial Statements;
2)           The assignor shall provide: evidence for tax payments in Fiscal 2010 till the current month of delivery, provided by the State and Local Tax Bureau; evidence of full amount payments for electricity, water, and sanitation services in Fiscal 2010 till the current month of delivery, provided by the suppliers of power, water, and sanitation services.
3)           The assignor shall deliver the accounting book to the assignee for safekeeping, including but not limited to the purchase contracts and original invoices for the assets (valued at RMB 2,000 or more).

5.3.5 Delivery of Incorporation Documents

Upon change of equity ownership and legal person of the target company at Shanxi Administration for Industry and Commerce and issuance of new business license (including original and copy), the assignor shall deliver the new business license to the assignee; Party A and B shall turn in all the corporate seals of the target company that are held by either party to the management jointly designated by both parties.

5.4           Within ten business days after completion of all of the above mentioned deliveries have been completed, Party A shall pay the following to Party B:

a)           The 769,231 shares of CDII Stock;
b)           The amount of RMB 4,724,720 payable to Pine Capital as set forth in Section 4.2(1) of this Contract; and
c)           The Excel Rise Rights.

5.5           Transfer of Land Use Rights
The assignor shall transfer the use right associated with the Land Use Rights, in which the target company is a beneficiary, to the target company in a timely manner, and delivers the original Land Use Rights certificate to the Target company once transfer of Land Use Rights are completed.

6.           Post-transaction Business Planning and Approval

6.1           After the transfer of equity ownership, the target company shall adopt the following plans:

6.2           Execution

In order to draft and execute business plan, the board of directors, in the principle of maximizing shareholders’ interests, shall consider all viable options on business models and arrange and develop joint operations.

6.3           Visits to Government Agencies（if it is necessary）

Each party has the right to attend officially arranged visits or conference calls to government agencies for the matters on the approvals or subsequent approvals for the target company or address the issues related to the forming and operations of the target company. If either party has private communications with related government agencies on the matters such as forming and operations of the target company as well as required approvals, the party shall provide the counterpart a summary in written within three business days after the communications.

7.           Mutual Covenants of Parties after Transaction

7.1           Covenants of Party A

Besides the obligations stipulated in other sections of this Contract, Party A is obliged to perform the items as follows:

(a)           Party A shall make payment for the transaction in accordance with the provisions of this Contract;
(b)           After the new business license is issued, Party A shall sign off and execute the supplementary contracts in which it is one of engaging parties (if there is any), and facilitate its related parties to sign off and execute the supplementary contracts in which its related party is one of engaging parties (if there is any);
(c)           Party A shall handle other matters requested by the target company in accordance with other written Contracts entered.

7.2            Covenants of Party B

Besides the obligations stipulated in other sections of this Contract, Party B is obliged to perform the items as follows:

(a)           Party B shall file applications and registration with government agencies to obtain the applicable approvals and related official documentation, and provide Party A and the target company with the official documents issued by government agencies and other documents related to the business or joint operations of the target company;
(b)           Party B shall assist the target company in obtaining the revised or updated approvals concerning its business operations;
(c)           After the business license is issued, Party B shall sign off and execute the contracts in which Party B is one of engaging parties (if there is any), and facilitate each of its related parties to sign off and execute the contracts in which it related party is one of engaging parties (if there is any);
(d)           Party B shall handle other matters requested by the target company in accordance with other written Contracts entered;
(e)           Continuously manages the target company in accordance with the requirements of Party A.

8.           Business Operations and Board of Directors

8.1           Business Operations

The operations of the target company shall be conducted in accordance with the Management Agreement signed by both parties on July 13, 2010.

8.2           Board of Directors

(a)           A new Board of Directors shall be formed on the date when the business license of the target company is issued.
(b)           The Board of Directors is composed of five directors, among which three (3) directors including the chairman of the Board shall be appointed by Party A and two (2) directors shall be appointed by Party B Taiyuan Yiwei Magnesium Industry Co., Ltd.
(c)           Chairman of the Board (the “Chairman”) is the legal person of the company.
(d)           Refer to Company Bylaws and Management Agreement to detailed implementation.

9.           Non-Competition

9.1           Restriction

(a) Unless having received prior approval from Party A in writing, Party B shall not individually or jointly, or through any person (or on behalf of any person), directly or indirectly, perform the following actions regarding magnesium powder:
(i)           Carry out or engage or participate in activities (of manufacture or distribute target company products and / or provide target company services (or in which it has any interest);
(ii) Attempt to conduct the following competitive behaviors against target company with anyone who is or used to be the client of target company during the term of this contract:

(1) Place orders
(2) Make transactions; or
(3) encourage anyone, directly or indirectly, to place orders or make transactions;
(iii) In order to employ such personnel by any party other than the target company, encourage or contact the following persons: current employees, officers or managers of the target company, or the employees, management, or department manager who worked with the target company in the past two years. The exception is the employees who were temporarily transferred from either party to the target company and have returned at the expiration of the term.

9.2           Treatment of Invalid Provisions

(a)           Each of the restrictive provisions of section 9.1 is severable and independently applicable, and the invalidity or no force of certain restrictive provisions does not have effect on other restrictive provisions.
(b)           Each party confirms that the restrictive provision of section 9.1 is reasonable and necessary to protect the interests of the target company. If any part of the restricted provisions is invalid but turns effective after having removed or reduced the scope of implication, the section shall be revised as mentioned above to make it valid and enforceable.

9.3           Duration
The restrictive provisions in section 9.1 have effect on Party B and each of its related parties in six (6) month after the contract expires or after Party B doesn’t have any percentage of Registered capital in the target company (whichever happens first). During such period of time, the restrictive provisions in section
9.1 apply to the following scope:

On the date when Party B no longer have percentage of the registered capital in the target company, or the contract termination date (whichever happens first), the target company's business, customers, employees, managers or department managers or the target company parties.

10.           Labor Management

10.1           Employees of the target company

The assignor is responsible for terminating the employment of all current employees of the target company. The costs associated with employment termination are the responsibilities of the assignor. If labor disputes occur due to this equity transfer, the target company is responsible for dealing with any labor disputes and staff recruitment, hiring, dismissal, resignation, wages, benefits and other related issues, the target company assumes unlimited joint and several liability on the liabilities generated anytime from above-mentioned labor issues.

10.2            Upon the closing of the equity transfer of the target company, all employees of the target company who return to work shall be the assignor’s responsibility. The labor management such as wages shall be conducted in accordance with the applicable provisions of Management Contract.

10.3           The assignor and the guarantor promise to jointly deal with fore-mentioned employee and labor issues of the target company. If labor issues occur among the employees of the target company, the assignor and the target company shall share responsibilities to handle the issues.

11.           Taxes and Insurance

11.1           Income tax, customs duties and other taxes

(a)           The target company should pay taxes in accordance with relevant Chinese tax laws.
(b)           After the business license is issued (or the target company obtains the appropriate qualifications in accordance with applicable laws), the target company shall apply to government agencies for tax incentives in connection with relevant laws as soon as possible.
(c)           The Chinese and foreign employees of the target company should pay personal income taxes according to the relevant provisions of Chinese tax laws.

11.2            Insurance

(a)           The target company shall at all times purchase the full and sufficient insurance policies at its own expenses from the insurance companies established in China. The coverage shall include fire and other policies generally applicable to the industry.
(b)           The insurance policies to protect from the risks for properties, vehicles and other factors shall be purchased in RMB or foreign currency (subject to the circumstances). The types, scopes, and amounts of insurance policies are determined by the Board of Directors in accordance with relevant laws.

12.           Representations, Warranties and Indemnification

12.1           Party A and Party B. Each party represents and warrants to the counterpart that on the date hereof:

(a)           It meets all qualification requirements of applicable Chinese laws and regulation authorities on Chinese or foreign investors in the scope of industries that the target company is in;
(b)           It is an independent legal person duly organized, validly existing in good standing under the laws of the place of its establishment or incorporation;

(c)           It has obtained the right to make consent, approve and implement all necessary actions in order to effectively enter into and validate this Contract. The party has the full right to enter into this contract and to perform its obligations hereunder;
(d)           It has authorized its representative to sign this Contract and from and after the signing date the provisions of this Contract shall be legally binding upon it
(e)           If the party fails to initiate or takes any measures to threat legal proceedings or any application for dissolution, the party shall file for bankruptcy or insolvency application, or appoint the liquidation committee or designate a manager to manage the assets or business.
(f)           Its execution of this Contract and its performance of its obligations hereunder: (i) shall not violate any provisions of its business license, articles of incorporation, articles of association or similar organizational documents; (ii) shall not violate any applicable laws or any governmental authorization or approval; and (iii) shall not violate or result in a default under any contract to which it is a party or to which it is subject; and (iv) shall not violate any rulings or arbitrations, or the decisions or regulations of any governmental authorization to which it is a subject;
(g)           No lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, has threatened against it that would affect its ability to perform its obligations under this Contract;
(h)           It has disclosed to the counterpart all documents issued by any governmental department that may have a material adverse effect on its ability and knowledge to fully perform its obligations to the target company under this Contract, and the documents previously provided by it to the counterpart do not contain any misstatements or omissions of material facts.

12.2            Consequences of Inaccuracy in Representations and Warranties

If any of items in Section 12.1any party are not accurate in all material respects on the date here of, the party shall be in material breach of this Contract.

12.3           The Responsibilities for Breach of Representations and Warranties

If one party breaches any of its representations and warranties or restatements in sections 12.1, 12.2 or 12.3, the non-breaching party may seek any possible relief based on this contract or applicable laws and the defaulting party shall indemnify the non-defaulting party or the target company for any loss, damages, costs, expenses, liabilities or claims occurred due to the breach.  Party A may off-set any amounts it owes Party B for the Purchase Price as a result of any amounts due Party A by Party B under this Section 14.

12.4           The assignor should provide joint and several liability guarantees against the full obligations, responsibilities and commitment under this Contract, and the guarantee duration is 4 years after the Contract is signed.

13.            Breach of Contract

13.1           Remedies for the Breach of Contract

Except as otherwise provided in other provisions of the Contract, if one party (“breaching party”) does not perform under the Contract any one of the major obligations or fundamentally breaches the Contract, the other party “injured party” may:

(a)           Issue written notice to the breaching party explaining the nature and the scope of the breach and require the breaching party to compensate at their own expenses during a period of no less than 20 days as specified in the notice ( but the breaching party shall not be granted a remedy period if it makes any untrue and inaccurate representations and warranties under section 12.1, 12.2 and 12.3 or violate any other provision of this Contract), and
(b)           If the breaching party fails to remedy during the period (or, if not granted such remedy period, then any time after such breach), the injured party may directly file claims for foreseeable loss caused by the breach.

13.2           Limitation of Liability

Regardless of any other provisions of the Contract, except a Party in violation of Section 14 (Confidentiality), no Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Contract for failure or delay in fulfilling or performing any term of this Contract. Under any circumstance, the total accumulated loss, damage or compensation shall be up to a maximum, of the total amount of the transaction of RMB 44,880,000, except that the violation of the Section 14 (Confidentiality) or infringement of intellectual property rights.

14.           Duties of Confidentiality

14.1           Confidentiality

Prior to entering into this Contract and during the term, one party ("Disclosing Party") has or may from time to time disclose confidential information to the other party ("Recipient"). During the term of this Contract and the subsequent two (2) years, the Recipient must:

(a) keep the confidentiality of confidential information;
(b) not use confidential information for the purposes other than the ones explicitly defined by the Contract;
(c) limit the disclosure of the confidential information to the employees and agents (including attorneys, accountants, bankers and consultants) necessary to evaluate the transaction, and they must have signed the written Nondisclosure Contract (whose provisions shall not be less stringent than the provisions of section 14 (collectively, "Permitted Exposure Party”).

14.2           Exceptions

The provision of section 14.1 above shall not apply to information that:
(a)           Can be shown to be known by the Recipient by written records made prior to disclosure by the disclosing party;
(b)           Is or becomes public knowledge otherwise than through the Recipient’s breach of this Contract; or
(c)           Was obtained by the Recipient from a third party having no obligation of confidentiality with respect to such information.

14.3           Rules

Each party shall formulate rules and regulations to inform its directors, senior staff, and other employees, and those of their affiliates of the confidentiality obligation set forth in this section.

15.           Force Majeure

15.1           Definition of Force Majeure

Force Majeure shall mean all events which are beyond the control of the parties to this Contract, and which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by either of the parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international commercial practice.

15.2           Consequences of Force Majeure

(a)           If an event of Force Majeure occurs, a party’s contractual obligations affected by such as an event under this Contract shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty or liability, for a period equal to such suspension.
(b)           The party claiming Force Majeure shall promptly inform the other parties in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The party claiming force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.
(c)           In the event of Force Majeure, the parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

16.           Disputes Resolutions

16.1           Friendly Consultations

In the event of any dispute, controversy or claim arising out of or relating to this Contract, or the breach, termination or invalidity hereof (“dispute”), the parties shall attempt in the first instance to resolve such dispute through friendly consultations.

16.2           Arbitration

(a)           In the event such dispute is not resolved through consultations within sixty (60) days after the date such consultations were first requested in writing by a party, then any party may submit the dispute for arbitration in Beijing before the China International Economic and Trade Arbitration Commission (“CIETAC’) in accordance with CIETAC Arbitration Rules then in force.
(b)           The arbitration tribunal shall consist of three arbitrators, one appointed by each party and, if either of the parties fails to appoint an arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.
(c)           A third arbitrator (the “Presiding Arbitrator”) shall be appointed by Contract between the parties, and if the parties fail to jointly appoint the Presiding Arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.
(d)           All costs of arbitration (including but not limited to arbitration fees, costs of arbitrators and legal fees and disbursements) shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.
(e)           The arbitration proceedings shall be conducted in both English and Chinese. If the English translation is ambiguous, Chinese version prevails.

16.3           Procedural Compliance

The parties undertake:
(a)           to comply strictly with the time limits specified in the Arbitration Rules for the taking of any step or the performance of any act in or in connection with any arbitration; and
(b)           to comply with and to carry out, in full and without delay, any procedural orders(including, without limitation to, any interim measures of protection ordered) or any award (interim or final) made by the arbitral tribunal.

16.4           Enforcement of the Arbitration

Each of the parties irrevocably:
(a)           agrees that any arbitration result shall be final and binding on both parties;
(b)           undertakes that it will execute and perform the arbitral award fully and without delay. In the event of judicial acceptance and an order of enforcement, each party expressly waives all rights to target thereto, including any defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state; and
(c)           waives any rights which it may have to contest the validity of the arbitration agreement set forth in this section or the jurisdiction of the relevant arbitration institution to hear and to determine any arbitration begun.
   When any dispute occurs and is the subject of friendly consultations or arbitration, the parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Contract.

16.5           Governing Laws

The legal force, interpretation and implementation of this Contract are governed by the laws of the People’s Republic of China.

17.           Miscellaneous Provisions

17.1           Binding Effect

 This Contract is made for the benefit of the parities hereto and their respective lawful successors and assignees and is legally binding on them.

17.2           Amendment

 This Contract shall not be changed verbally, but only by a written instrument signed by the parties; if applicable laws states otherwise, then written consents and the approval from related approving authorities are required before amending this contract.

17.3           Confidentiality of this Contract

The existence of this Contract, as well as its contents, shall be deemed to fall within the scope of confidential information and subject to section 18, and shall not be disclosed in whole or in part to any person or entity, except (i) to Permitted Disclosure Parties, (ii) to authorized securities regulators or exchanges in accordance with applicable laws or the relevant rules of the securities exchange to which the party in question is subject, (iii) to officials in relevant government departments pursuant to the requirements of applicable laws, (iv) in order to fulfill any conditions precedent to the effectiveness of this Contract or (v) for the purpose of the performance by a party of its obligations or exercise of its rights hereunder or relating hereto, or (vi) for the purpose for the business of the target company after it is established.

The Contract contains Chinese version and English Version. If content expression in the Contract is ambiguous, please Chinese Version supersedes.

17.4           Notification

 (a) Any notice or written communication provided for in this Contract by either party to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in Chinese with English translation (if the English translation is ambiguous, Chinese version prevails) and delivered:
      (i) by hand
(ii) by courier service delivered letter, or
(iii) by fax

(b) Notices shall be deemed to have been delivered at the following times:
(i) If by hand, on reaching the designated address and subject to return receipt or other proof of delivery;
(ii) If by courier, the fifth business day after the date of dispatch, and
(iii) If by fax, upon the next business day following the date marked on the confirmation of transmission report by the sender’s fax machine, indicating completed uninterrupted transmission to the relevant facsimile number.

(c) During the term, each party may change its particulars for receipt of notices at any time by notice given to the other party in accordance with this section17.5.

Party A:
CDI China, Inc.
Mailing Address: 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, USA
Fax Number: 954-363-7320
Email: generalcounsel@cdii.net
Attention to: General Counsel

Party B:
Pine Capital Enterprises Inc.
Taiyuan Yiwei Magnesium Industry Co. Ltd.
 Mailing Address: 910, 9th Floor, MeGa Mall Business Center, 10 YiFen Street, Taiyuan City, ShanXi Province, China
 Fax Number: 86-351-5634-886
Attention to: Lifei Huang

Target company: Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd.
Mailing Address: Shagou Village, Yangqu City, Taiyuan, Shanxi Province, China
Fax Number: ________________________________
Attention to: Lifei Huang

17.5           Severability

 The Invalidity of any provision of this contract shall not affect the validity of any other provision of this contract.

17.6            Entire Contract

 This Contract and the Schedules and Annexes hereto constitute the entire Contract between the parties hereto with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and Contracts between them.

17.7            Waiver

 Either party’s failure to exercise or delay in exercising any right, power or privilege under this Contract shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

17.8           Further Endeavors

 A party shall, at any time, upon the request of the other party, sign (or facilitate the third party to sign) and procure (or facilitate the third party to procure) the execution of such documents, Contracts, contracts or deeds.

17.9            Target company Bylaws

 If there are discrepancies between the target company’s Bylaws and this Contract, this Contract supersedes.

17.10           Schedules and Annexes

 The schedules and annexes of this Contract are inseparable, and have the same legal binding as the provisions in the contract. If there are discrepancies between the provisions in the Contract and the terms and sections in the schedule or annexes, the provisions of the Contract supersedes.

17.11           Text

This Contract shall have [10] copies of the original Chinese version, and [10] copies of original English version. Both versions shall have the same legal effect. If the English translation is ambiguous, Chinese version prevails.

Both parties have, on the date July 13, 2010 indicated on the front page of this contract, in the People’s Republic of China, through their authorized representative, signed this contract.

Party A:
CDI China, Inc.
	Signature:	/s/ Yuejian (James) Wang
	Printed Name:	Yuejian (James) Wang
	English Name:	James Wang
	Title:	President
	Nationality:	United States

Party B:
Pine Capital Enterprises Inc.
	Signature:	/s/ Lifei (Maggie) Huang
	Printed Name:	Lifei (Maggie) Huang
	English Name:	Lifei (Maggie) Huang
	Title:	President
	Nationality:	Chinese

Taiyuan Yiwei Magnesium Industry Co. Ltd.
	Signature:	/s/ Yuwei Huang
	Printed Name:	Yuwei Huang
	English Name:	Yuwei Huang
	Title:	President
	Nationality:	Chinese

Target Company
Taiyuan Ruiming Yiwei Magnesium Industry Co. Ltd.
	Signature:	/s/ Yuwei Huang
	Printed Name:	Yuwei Huang
	English Name:	Yuwei Huang
	Title:	President
	Nationality:	Chinese

Annex 1 – Definition and Interpretation

Part 1 - Definition

Unless specified in the terms or context of the contract, the below terms are defined as follows:

“Subsequent approvals” refer to the approvals, consents, registrations, and permits (not including approval for establishment and approval for tax breaks) from the government regarding the validity and enforceability of the target company’s operational activities listed on Annex 4 of this Contract or any other supplementary contracts.

“Annexes” refer to the required documents provided by the target company to obtain approvals from and registration with Chinese government agencies.

“Applicable Laws” means the laws, regulations, rules, and the notices, orders, decisions or other public notification documents issued by the legislative, executive or judicial branches, applicable to the parties or the target company of this Contract.

?癈ertificates of Approval” refer to the certificates approving the establishment of the target company, this Contract and Company Bylaws that are issued by the approving authorities.

“Approvals” refer to the approvals signed and issued by approving authorities regarding the establishment of the target company, this Contract and Company Bylaws.

“Company Bylaws” refer to the bylaws of the target company to be established by its Board of Directors.

“Assignor” refers to Party B of this Contract, including Pine Capital Enterprises Inc., and Taiyuan Yiwei Magnesium Industry Co., Ltd.

“Confidential Information” refers to all information of business, sales, technology or any other information that disclosed with label of confidentiality, under confidential condition, or regarded to be confidential by both parties based on logical business determination.

“Contract” shall have the meaning given in the beginning parts.

“EBITDA” means earnings before interest, taxes, depreciation and amortization and when computing EBITDA, cost of goods sold shall include an allocation of depreciation and amortization of fixed assets associated with manufacturing.

“Effective Date" means the effective date of this Contract, which is the date the Contract is approved by approving authorities.
“Financial Statements” mean the Target Company’s unaudited financial statements as of May 25, 2010 along with the Accounts Detail which are a part thereof.

“Fiscal 2010” means the 12 month period ending September 30, 2010.

“Fiscal 2011” means the 12 month period ending September 30, 2011.

“Fiscal 2012” means the 12 month period ending September 30, 2012.

“Land Use Rights” mean the land use rights shown in the following two land use right certificates for the use of real property in China by the Target company as included in its Financial Statements: Yang Qu Guo Yong (2001) No. 007 and Yang Guo Yong (2006) No. 009.

“Restriction of Property Rights” means any claims, deposits, set security interest, mortgage, guarantee, pledge, options, equity, selling rights, or any other third party interest, retention of title, priority, preemption or any other form of security interest.

 “Force Majeure” shall have the meaning defined in section 15.1.

“Taxation” means any relevant taxes collected from the target company by any taxing collectors at any taxing location (including but not limited to, VAT, sales tax, stamp duty or other taxes, deductions or withholding taxes (regardless of natures and names))

“Trade Secrets” means any technical and operating information that is unknown to the general public, is practical and protected by security measures by the owners, and create economic benefits to the owner.

July 20, 2010

Pine Capital Enterprises, Inc. and
Taiyuan Yiwei Magnesium Industry Co., Ltd.

Ladies and Gentlemen,

This letter will serve as an amendment to the July 13, 2010 Equity Transfer Agreement (the “Agreement”) entered into among CDI China, Inc., (“CDI China”), Pine Capital Enterprises, Inc. (“Pine Capital”) and Taiyuan Yiwei Magnesium Industry Co., Ltd. (“Yiwei Magnesium”) to acquire an 80% interest they own in Taiyuan Ruiming YiWei Magnesium Industry Co., Ltd. (“Ruiming Magnesium”)

In connection with the above referenced agreement, Pine Capital and Yiwei Magnesium hereby agree that if in Fiscal 2011 Ruiming Magnesium’s revenues are more than RMB100 million and EBITDA per metric ton of goods produced is no less than RMB 1,200 per ton in that fiscal year, Party A’s obligation to deliver 622,172 shares CDII’s common stock shall be contingent upon CDII obtaining shareholder approval of the issuance of such shares at an annual meeting of its shareholders.

The defined terms in this letter shall have the same meaning as the defined terms in the Agreement.

If the terms set forth in this letter meet with your approval, please sign a copy and return it to me.

CDI China, Inc.

Signature:	/s/ Yuejian (James) Wang
Printed Name:	Yuejian (James) Wang
English Name:	James Wang
Title:	President

Pine Capital Enterprises Inc.

Signature:	/s/ Lifei Huang
Printed Name:	Lifei Huang
English Name:	Lifei (Maggie) Huang
Title:	President

Taiyuan Yiwei Magnesium Industry Co. Ltd.

Signature:	/s/ Yuwei Huang
Printed Name:	Yuwei Huang
English Name:	Yuwei Huang
Title:	Chairman and President

October 28, 2010

Pine Capital Enterprises, Inc. and
Taiyuan Yiwei Magnesium Industry Co., Ltd.

Ladies and Gentlemen,

This letter will serve as a second amendment to the July 13, 2010 Equity Transfer Agreement (the “Agreement”) entered into among CDI China, Inc., (“CDI China”), Pine Capital Enterprises, Inc. (“Pine Capital”) and Taiyuan Yiwei Magnesium Industry Co., Ltd. (“Yiwei Magnesium”) to acquire an 80% interest they own in Taiyuan Ruiming YiWei Magnesium Industry Co., Ltd. (“Ruiming Magnesium”).

In connection with the above referenced agreement, CDI China, Pine Capital and Yiwei Magnesium hereby agree that the date of acquisition shall be deemed to be July 1, 2010 (the “Acquisition Date”).  Pine Capital and Yiwei Magnesium hereby confirm that a change in control shall occur on the Acquisition Date whereas CDI China shall be deemed the owner of all of their rights, title and interest in the 80% controlling interest in Ruiming Magnesium which they own and CDII China shall be entitled to all benefits and obligations of ownership of such ownership interest as of the Acquisition Date.

CDII China hereby agrees that as of the Acquisition Date, it accepts and assumes all related liabilities and economic benefits for the 80% controlling ownership interest in Ruiming Magnesium and shall continue to be fully responsible for any obligations, including the obligations of CDII China under the Agreement.

The defined terms in this letter shall have the same meaning as the defined terms in the Agreement.

If the terms set forth in this letter meet with your approval, please sign a copy and return it to me.

CDI China, Inc.

Signature: /s/ James Wang
Printed Name: James Wang
English Name: James Wang
Title: President

Pine Capital Enterprises Inc.

Signature: /s/Lifei Huang
Printed Name: Lifei Huang
English Name: Lifei Huang
Title: President

Taiyuan Yiwei Magnesium Industry Co. Ltd.

Signature: /s/ Yuwei Huang
Printed Name: Yuwei Huang
English Name: Yuwei Huang
Title: President

FORM OF PROXY CARD

CHINA DIRECT INDUSTRIES INC.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 21, 2011.

IMPORTANT ANNUAL MEETING INFORMATION ABC HOLDER 400 MY STREET CHICAGO IL 60605					Vote by Internet • Log on to the Internet and go to www.edocumentview.com/cdii • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		☒
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. PROPOSALS – The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2, 3 and 5 and every 3 Yrs for Proposal 4.
1.	Election of Directors:	01 - Dr. Yuejian (James) Wang	02 - Mr. David Barnes	03 - Mr. Sheldon Steiner
		04 - Mr. Yuwei Huang	05 - Dr. Philip Y. Shen	06 - Mr. Adam Wasserman

	☐	Mark here to vote FOR all nominees

	☐	Mark here to vote WITHHOLD vote for all nominees

	☐	For All EXCEPT – to withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered boxes to the right.		01 ☐	02 ☐	03 ☐	04 ☐	05 ☐	06 ☐

2.	Approval of the issuance of our common stock in connection with the equity transfer agreement to acquire an 80% interest in Taiyuan Ruiming Yiwei Magnesium Industry Co., Ltd.		FOR ☐	AGAINST ☐		ABSTAIN ☐

3.	Advisory vote on executive compensation.		FOR ☐	AGAINST ☐		ABSTAIN ☐

4.	Advisory vote on frequency of executive compensation vote.		1 Yr ☐	2 Yrs ☐		3 Yrs ☐	Abstain ☐

5.	To ratify the appointment of Sherb & Co., LLP as our independent registered public accountants.		FOR ☐	AGAINST ☐		ABSTAIN ☐

B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign as your name or names appear on this Proxy. When share are held jointly, each holder should sing. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate names by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.			Signature 1 – Please keep signature within the box.		Signature 2 – Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – China Direct Industries Inc.

ANNUAL MEETING OF THE STOCKHOLDERS OF CHINA DIRECT INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of China Direct Industries Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Lazarus Rothstein, proxy with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at the Jin Jiang Hotel, 59 Maoming Road (S), Shanghai, 200020 China on Friday April 22, 2011 at 1:00 p.m., (Shanghai, China Time), or at any adjournment or postponement thereof, and there to vote, as designated below.

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1, 2, 3, 4 AND 5. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

C. Non-Voting Items Change of Address – Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CA